The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated May 22, 2013.

Preliminary Pricing Supplement No. ETN-9 To the Prospectus Supplement dated March 23, 2012 and the Prospectus dated March 23, 2012	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-180300-03 May 22, 2013
$ 100,000,000* Credit Suisse Commodity Rotation Exchange Traded Notes (ETNs) due June 15, 2033** Linked to the Credit Suisse Commodity Backwardation Total Return Index

General

•	The ETNs are designed for investors who seek a return linked to the performance of the Credit Suisse Commodity Backwardation Total Return Index, a long-only commodity index composed of single-commodity indices that follows a rules-based strategy to select components with the highest degree of backwardation (or lowest degree of contango). The ETNs do not guarantee any return of principal. Investors should be willing to forgo interest payments and, if the Index declines, be willing to lose up to 100% of their investment. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
•	The ETNs are senior unsecured obligations of Credit Suisse AG, acting through its Nassau Branch, maturing June 15, 2033, unless the maturity is extended at our option, as described below.**
•	Investing in the ETNs involves a number of risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PS-18 of this pricing supplement.
•	An investment in the ETNs involves significant risks and is not appropriate for every investor. Investing in the ETNs is not equivalent to investing directly in the Index. Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the terms of the investment in the ETNs and are familiar with the behavior of the Index and commodities and financial markets generally. Investors should consider their investment horizon as well as potential transaction costs when evaluating an investment in the ETNs and should regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.
•	The denomination and stated principal amount of each ETN is $20.00. Any future issuances of ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time.
•	The initial issuance of ETNs is expected to price on or about June 11, 2013 (the “Inception Date”) and is expected to settle on or about June 14, 2013 (the “Initial Settlement Date”). Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”).
•	The ETNs are subject to early redemption or acceleration in whole or in part at any time, as described under “Specific Terms of the ETNs—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement. Accordingly, you should not expect to be able to hold the ETNs to maturity.
•	The ETNs are subject to an annual Investor Fee of 0.85%.
•	We have applied to list the ETNs on NYSE Arca under the ticker symbol "CSCR”.

We intend to list the ETNs on NYSE Arca under the ticker symbol “CSCR”. However, there is no assurance that our application will be approved. If an active secondary market in the ETNs develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market through the exchange on which such ETNs are listed. We have no obligation to maintain any listing on any exchange.

Investing in the ETNs involves a number of risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PS-18 of this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these ETNs or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

* The agent for this offering, Credit Suisse Securities (USA) LLC (“CSSU”), is our affiliate. We intend to sell $ in principal amount on the Initial Settlement Date through CSSU and through one or more dealers purchasing as principal through CSSU for $20.00 per ETN, which is the stated principal amount per ETN. We will receive proceeds equal to 100% of the offering price of the ETNs issued and sold on the Initial Settlement Date. Additional ETNs may be offered and sold from time to time through CSSU and one or more dealers at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. Sales of the ETNs after the Inception Date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Delivery of the ETNs in book-entry form only will be made through DTC.

** The scheduled Maturity Date is initially June 15, 2033, but the maturity of the ETNs may be extended at our option for up to two additional five-year periods, as described herein.

*** The determination of the settlement price for any Index Component on any Valuation Date is subject to postponement if such date is not a Trading Day or as a result of a Market Disruption Event with respect to such Index Component; the Maturity Date will be postponed if the scheduled Maturity Date is not a Business Day or if the scheduled Final Valuation Date is not a Trading Day or if a Market Disruption Event occurs or is continuing on the scheduled Final Valuation Date; any Early Redemption Date will be postponed if a Market Disruption Event occurs or is continuing on the corresponding Valuation Date; and the Acceleration Date will be postponed if the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, as described herein under “Specific Terms of the ETNs—Market Disruption Events.” No interest or additional payment will accrue or be payable as a result of any postponement of any Valuation Date, the Maturity Date, any Early Redemption Date or the Acceleration Date, as applicable.

CSSU is expected to charge normal commissions for the purchase of the ETNs. In exchange for providing certain services relating to the distribution of the ETNs, CSSU, a member of the Financial Industry Regulatory Authority (“FINRA”), or another FINRA member may receive all or a portion of the Investor Fee. In addition, CSSU may charge investors an Early Redemption Charge of up to 0.125% of the stated principal amount of any ETN that is redeemed at the investor’s option. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

The ETNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

June     , 2013

Key Terms

Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its Nassau Branch
Index:

The return on the ETNs will be based on the performance of the Credit Suisse Commodity Backwardation Total Return Index (the “Index”) during the term of the ETNs. The Index is reported on Bloomberg under ticker symbol “CSCUBKTR <Index>”.

The Index is a monthly rebalancing, long-only commodity index composed of single-commodity indices that follows a rules-based strategy to select components with the highest degree of backwardation (or lowest degree of contango) as determined on each monthly rebalancing date. The Index seeks to reflect the potential returns available each month from taking a notional weighted long position in eight single-commodity sub-indices (the “Index Components”) from a universe of 24 eligible sub-indices (the “Eligible Indices”). The Index is a total return index that measures the hypothetical returns on an uncollateralized investment in the notional futures contracts underlying the Eligible Indices, plus the interest that could be earned on the funds committed to a collateralized investment in such contracts. For more information on the Index, see “The Index” in this pricing supplement.

CUSIP | ISIN Number:	22542D456 | US22542D4566
Payment at Maturity:

If your ETNs have not previously been redeemed or accelerated, at maturity you will receive for each $20.00 stated principal amount of your ETNs a cash payment equal to the “Final Indicative Value”, which will be the arithmetic average of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Closing Indicative Value:

The Closing Indicative Value on the Inception Date will be $20.00 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date will be equal to (1)(a) the Closing Indicative Value on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Closing Indicative Value will never be less than zero. The Closing Indicative Value for each Trading Day will be published on such Trading Day under the Bloomberg ticker symbol “CSCR.IV”. The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their indicative value at such time. See “Description of the ETNs—Intraday Indicative Value.” If the ETNs undergo a split or reverse split, the Closing Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement).

Intraday Indicative Value:

The Intraday Indicative Value of the ETNs will be calculated and published every 15 seconds on each Trading Day during normal trading hours under the Bloomberg ticker symbol “CSCR.IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

Daily Index Factor:

The Daily Index Factor on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.

Daily Investor Fee:

On any calendar day, the Daily Investor Fee will be equal to the product of (1)(a) the Closing Indicative Value on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee divided by (b) 365. The “Investor Fee” will be equal to 0.85%.

Closing Level:

The Closing Level of the Index on any Index Business Day will be the closing level published on Bloomberg under the ticker symbol “CSCUBKTR <Index>” or any successor page on Bloomberg or any successor service, as applicable, as determined by Credit Suisse International (together with any successor, “CSI”) as the Calculation Agent, provided that in the event a market disruption event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index for such Valuation Date according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events.”

Secondary Market:

We intend to list the ETNs on NYSE Arca under the ticker symbol "CSCR". If an active secondary market in the ETNs develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market through the exchange on which such ETNs are listed. We have no obligation to maintain any listing on any exchange. We may create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected.

Early Redemption:

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable minimum number of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until June 2, 2033 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

You must offer for redemption at least 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof, at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSI, as the Calculation Agent, may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to redeem will remain the same.

Early Redemption Mechanics:

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m. New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement.

Early Redemption Date:	The third Business Day following an Early Redemption Valuation Date.***
Early Redemption Amount:

A cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, if applicable.

(Key Terms continued on next page)

Early Redemption Charge:	The Early Redemption Charge per ETN will equal up to 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.
Acceleration at Our Option or Upon Acceleration Event:

We have the right to accelerate the ETNs, in whole or in part, on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs (an “Event Acceleration”). Upon an acceleration of all of the outstanding ETNs, you will receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the applicable Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof. We will provide at least five Business Days’ notice of any ETNs to be accelerated and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

In the case of an Optional Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Event Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five consecutive Trading Days, the first Trading Day of which shall be the day on which we give notice of such Event  Acceleration (or, if such day is not a Trading Day, the next following Trading Day).  In the case of an acceleration of less than all outstanding ETNs, the “Accelerated Valuation Date” will be the first Trading Day following the date of our notice of acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”).  We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

Acceleration Event:	As discussed in more detail under “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement, an Acceleration Event includes any event that adversely affects our ability to hedge our obligations in connection with the ETNs.
Valuation Date:	June 10, 2033 or, if such date is not a Trading Day, the next following Trading Day (the “Final Valuation Date”), any Early Redemption Valuation Date, any Accelerated Valuation Date and any Trading Day in the Accelerated Valuation Period.*** If we exercise our option to extend the maturity of the ETNs (as described below), the Final Valuation Date for the ETNs will be the third scheduled Business Day prior to the scheduled maturity date, as extended.
Trading Day:	A day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Eligible Index Business Day for each of the Index Components.
Index Business Day:	A day on which the level of the Index is calculated and published.
Eligible Index Business Day:	With respect to any Eligible Index, a day on which trading is generally conducted on any markets on which such Eligible Index is traded.
ETN Business Day:	A day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and Nasdaq.
Business Day:	A Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.
Calculation Agent:	Credit Suisse International (“CSI”)

You should read this pricing supplement together with the accompanying prospectus supplement dated March 23, 2012 and the prospectus dated March 23, 2012, relating to our Medium-Term Notes of which these ETNs are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus supplement and Prospectus dated March 23, 2012:

http://www.sec.gov/Archives/edgar/data/1053092/000104746912003186/a2208088z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092.

This pricing supplement, together with the documents listed above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement and the accompanying prospectus supplement and prospectus, as the ETNs involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs. You should rely only on the information contained in this document or in any documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these ETNs. The information in this document may only be accurate on the date of this document.

The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the ETNs in some jurisdictions may be restricted by law. If you possess this pricing supplement, you should find out about and observe these restrictions.

In this pricing supplement and the accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to “Credit Suisse”, the “Company”, “we”, “us” and “our” are to Credit Suisse AG, acting through its Nassau Branch, and references to “dollars” and “$” are to United States dollars.

i

SUMMARY

The following is a summary of terms of the ETNs, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs. References to the “prospectus” mean our accompanying prospectus, dated March 23, 2012, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated March 23, 2012.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. We may consolidate the additional ETNs to form a single class with the outstanding ETNs. However, we are under no obligation to sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected.

What are the ETNs and how do they work?

The ETNs are medium-term notes of Credit Suisse AG (“Credit Suisse”), the return on which is linked to the performance of the Credit Suisse Commodity Backwardation Total Return Index (the “Index”).

We will not pay you interest during the term of the ETNs. The ETNs do not have a minimum payment at maturity, upon early redemption or acceleration and are fully exposed to any decline in the Index.

For a description of how the payment at maturity, upon early redemption or acceleration is calculated, please refer to the “Specific Terms of the ETNs—Payment at Maturity,” “—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” sections in this pricing supplement.

The denomination and stated principal amount of each ETN is $20.00. Any ETNs issued in the future may be issued at a price higher or lower than the stated principal amount, based on the most recent indicative value of the ETNs at that time. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the ETNs in the form of a global certificate, which will be held by DTC or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the ETNs by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ETNs through the accounts those systems maintain with DTC. You should refer to the section “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement and the section “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus.

The ETNs may be subject to a split or reverse split with a corresponding adjustment to the Closing Indicative Value, the Intraday Indicative Value and the Payment at Maturity due with respect to each ETN which is subject to a split or reverse split. A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes and the trading price, and may affect the liquidity, of the ETNs on the exchange. See “Description of the ETNs—Split or Reverse Split of the ETNs.”

An investment in the ETNs involves significant risks and is not appropriate for every investor. Investing in the ETNs is not equivalent to investing directly in the Index. Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the terms of the investment in the ETNs and are familiar with the behavior of the Index and commodities and financial markets generally. Investors should consider their investment horizon as well as potential transaction costs when evaluating an investment in the ETNs and should regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.

What is the Index and who publishes the level of the Index?

The Credit Suisse Commodity Backwardation Total Return Index (the “Index”) is a monthly rebalancing, long-only commodity index composed of eight single-commodity indices (the “Index Components”) that follows a

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rules-based strategy to select components according to the process set forth in the “Allocation Model”. Each month, the Allocation Model identifies the eight Index Components to be included in the Index for that month from a universe of 24 eligible sub-indices (the “Eligible Indices”) by selecting the eight Eligible Indices whose underlying commodities are then exhibiting the highest degree of backwardation (or lowest degree of contango), subject to sector caps. The Eligible Indices are excess return indices, so changes in the level of such index derive from changes in the price of the underlying futures contracts (the “price return”), plus any profit or loss realized when the index “rolls” the underlying futures contracts by closing out positions in expiring contracts and establishing new positions in similar contracts with later-dated delivery months (the “roll yield”). The Index, by contrast, is a total return index, reflecting the price return and roll yield of the Index Components that comprise the Index from month to month, plus the interest that could be earned on the funds committed to a collateralized investment in the futures contracts underlying the Eligible Indices (the “Treasury bill return”). See “Specific Terms of the ETNs—Payment at Maturity.”

The Index is determined, composed and calculated by Credit Suisse International (together with any successor, “CSI”) as the Calculation Agent. The Calculation Agent calculates the levels of the Index on each Index Business Day and publishes it on Bloomberg under ticker symbol “CSCUBKTR <Index>”. The Index, or any successor index or substitute index to the Index, may be modified, replaced or adjusted from time to time, as determined by the Calculation Agent. See “The Index” in this pricing supplement for further information on the Index.

The Calculation Agent may modify, replace or adjust the Index under certain circumstances even if the Index Sponsor continues to publish the Index without modification, replacement or adjustment. See “Risk Factors—The Index Sponsor may modify the Index” and “Specific Terms of the ETNs—Discontinuation or Modification of the Index” in this pricing supplement for further information.

What does it mean for futures prices to be in backwardation or contango?

The “futures curve” for a given commodity shows, as of a single point in time, the settlement price of futures contracts in that commodity along a spectrum of future delivery dates. If the futures curve for a particular commodity is in “backwardation”, the prices of the futures contracts with shorter-term expirations are higher than the prices of futures contracts with longer-term expirations, resulting in a downward-sloping futures curve. Conversely, if the futures curve for a particular commodity is in “contango”, the prices of futures contracts with shorter term expirations are less than the prices of futures contracts with longer-term expirations, resulting in a upward-sloping futures curve The Index takes a notional long position in the Eligible Indices whose underlying commodities have the highest degree of backwardation (or lowest degree of contango). This is in part based on the investment thesis that these commodities may be experiencing greater levels of scarcity in the short term and, as a result, they have the potential to outperform other commodities with lower degrees of backwardation (or higher degrees of contango) and lower relative scarcity. Taking a long position in Eligible Indices whose underlying commodities are in backwardation may also generate a positive roll yield, as higher-priced near-term futures contracts are notionally “sold” in order to notionally “buy” and hold lower-priced longer-dated contracts in the same commodities.

How has the Index performed historically?

Publication of the Index began on February 21, 2012. Therefore, the Index has very limited actual performance history. No actual investment in securities linked to the Index was possible prior to February 21, 2012.

The following graph sets out the retrospectively calculated performance of the Index from September 3, 2002 to February 21, 2012 and the historical performance from February 21, 2012 to May 20, 2013. Because the Index was published beginning only on February 21, 2012, we have calculated the retrospective performance of the Index based on historical data. We obtained the closing levels below from Bloomberg, without independent verification. See “The Index” for a description of the methodology applicable to the Index.

The graph below does not represent the actual return you should expect to receive on the ETNs. Retrospective and historical performance of the Index is not indicative of future performance of the Index or your investment in the ETNs. The ETNs do not guarantee any return of, or on, your initial investment. Any payment on the ETNs is subject to our ability to satisfy our obligations as they become due.

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Will I receive interest on the ETNs?

You will not receive any interest payments on your ETNs. The ETNs are not designed for investors who are looking for periodic cash payments. Instead, the ETNs are designed for investors who are willing to forgo cash payments and, if the Index declines or does not increase enough to offset the effect of the Daily Investor Fee as described below, are willing to lose some or all of the their principal.

How will payment at maturity, upon early redemption or acceleration be determined for the ETNs?

Unless your ETNs have been previously redeemed or accelerated, the ETNs will mature on June 15, 2033 (the “Maturity Date”), provided that the maturity of the ETNs may be extended at our option as described herein under “Specific Terms of the ETNs—Payment at Maturity.”

Payment at Maturity

If your ETNs have not been previously redeemed or accelerated, at maturity you will receive a cash payment per ETN equal to the “Final Indicative Value”, which will be the arithmetic average of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final Valuation Period”), as calculated by the Calculation Agent. We refer to the amount of such payment as the “Payment at Maturity.” If the Final Indicative Value is zero, the Payment at Maturity will be zero. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on the Final Valuation Date, the Maturity Date will be postponed until the date three Business Days following the determination of the settlement price for each Index Component with respect to such Final Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

The “Closing Indicative Value” on the Inception Date will be $20.00 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date will be equal to (1)(a) the Closing Indicative Value on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. The Closing Indicative Value for each Trading Day will be published on such Trading Day under the Bloomberg ticker symbol “CSCR.IV”. The Closing Indicative Value is not the same as the closing price or any other

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trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their indicative value at such time. See “Description of the ETNs—Intraday Indicative Value.” If the ETNs undergo a split or reverse split, the Closing Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). Such adjustment may adversely affect the trading price and liquidity of the ETNs. CSI is responsible for computing and disseminating the Closing Indicative Value.

The “Intraday Indicative Value” of the ETNs will be calculated and published every 15 seconds on each Trading Day during normal trading hours under the Bloomberg ticker symbol “CSCR.IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

The “Daily Index Factor” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.

A “Business Day” is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Eligible Index Business Day for each of the Index Components.

An “Index Business Day” is a day on which the level of the Index is calculated and published.

With respect to any Eligible Index, an “Eligible Index Business Day” is a day on which trading is generally conducted on any markets on which such Eligible Index is traded.

An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and Nasdaq.

On any calendar day, the “Daily Investor Fee” will be equal to the product of (1)(a) the Closing Indicative Value on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee divided by (b) 365. The “Investor Fee” will be equal to 0.85%.

The ETNs do not guarantee any return of principal. If the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge, if applicable) over the term of the ETNs, you will receive less than the principal amount of your investment at maturity, upon early redemption or acceleration of the ETNs. See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the initial Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the Daily Investor Fee affects the overall value of the ETNs.

The “Closing Level” of the Index on any Index Business Day will be the closing level published on Bloomberg under the ticker symbol “CSCUBKTR <Index>” or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agent; provided that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events.”

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

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For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until June 2, 2033 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement.

You must offer for redemption at least 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof, at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSI as the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to redeem will remain the same.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.

The “Early Redemption Charge” will equal up to 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, if applicable, and will be calculated by the Calculation Agent.

Payment Upon Acceleration

We have the right to accelerate the ETNs, in whole or in part, on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs (an “Event Acceleration”). Upon an acceleration of all of the outstanding ETNs, you will receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof. We will provide at least five Business Days’ notice of any ETNs to be accelerated and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part, relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

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In the case of an Optional Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Event Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five consecutive Trading Days, the first Trading Day of which shall be the day on which we give notice of such Event  Acceleration (or, if such day is not a Trading Day, the next following Trading Day).  In the case of an acceleration of less than all outstanding ETNs, the “Accelerated Valuation Date” will be the first Trading Day following the date of our notice of acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date, the “Acceleration Date”).  We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes. See “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement.

Any ETNs previously redeemed by us at your or our option or accelerated following an Acceleration Event will be cancelled on the Early Redemption Date or the Acceleration Date, as applicable. Consequently, as of such Early Redemption Date or the Acceleration Date, as applicable, the redeemed ETNs will no longer be considered outstanding.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your Payment at Maturity or payment upon early redemption or acceleration will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

What will be the Intraday Indicative Value of the ETNs?

The “Intraday Indicative Value” of the ETNs will be calculated and published every 15 seconds on each Trading Day during normal business hours under the Bloomberg ticker symbol “CSCR.IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market data vendor. The Intraday Indicative Value of the ETNs at any time is based on the most recent intraday level of the Index. At any time at which a Market Disruption Event has occurred and is continuing, there shall be no Intraday Indicative Value. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement. The Calculation Agent or its affiliate is responsible for computing and disseminating the Intraday Indicative Value.

Neither the Intraday Indicative Value nor the Closing Indicative Value of the ETNs is necessarily the same as the trading price of the ETNs in the secondary market at such time. The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event the investor sells the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option). We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected, including an increase in the premium purchase price of the ETNs over the Intraday Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs.

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How do you sell your ETNs?

We intend to list the ETNs on NYSE Arca under the ticker symbol “CSCR”. However, there is no assurance that our application will be approved. If an active secondary market in the ETNs develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market through the exchange on which such ETNs are listed. We have no obligation to maintain any listing on any exchange.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at that time. The trading price of the ETNs at any time may vary significantly from the indicative values of the ETNs at such time. Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the market place or your ETNs are repurchased by us (including pursuant to an acceleration at our option), in which case you will be entitled to receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).

How do you offer your ETNs for redemption by Credit Suisse?

If you wish to offer your ETNs to Credit Suisse for redemption, your broker must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form as Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;
•	Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable.

What are some of the risks of the ETNs?

An investment in the ETNs involves significant risks. Investing in the ETNs is not equivalent to investing directly in the Index, the Eligible Indices or any commodity futures contracts included in the Eligible Indices. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

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•	Uncertain Principal Repayment – The ETNs are designed for investors who seek exposure to the Index, which reflects a long-only commodity index exposure to eight single-commodity sub-indices whose underlying commodities have the greatest degree of backwardation (or least degree of contango) determined on a monthly basis. The ETNs do not guarantee any return of principal. For each ETN, investors will receive a cash payment at maturity, upon early redemption or acceleration that will be linked to the performance of the Index times a Daily Index Factor and less a Daily Investor Fee. If the Index declines, investors should be willing to lose up to 100% of their investment. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
•	Credit Risk of the Issuer – Any payments you are entitled to receive on your ETNs are subject to the ability of Credit Suisse to pay its obligations as they become due.
•	Concentration Risk – The ETNs reflect a long position in the Index, which comprises single-commodity indices, and thus your investment reflects a concentrated exposure to a single asset class and, therefore, could experience greater volatility than a more diversified investment and is exposed to significant market risks. In addition, the Allocation Model may result in concentration in commodity sectors. For example, the Index may be composed up to 75% of Eligible Indices in the energy sector, up to 62.5% of Eligible Indices in the industrial metals sector, up to 25% of Eligible Indices in the precious metals sector, up to 37.5% of Eligible Indices in the agriculture sector and/or up to 12.5% of Eligible Indices in the livestock sector. It is often, but not always, the case that prices of commodities in the same sector may move up or down in a similar pattern due to macroeconomic factors affecting that sector. It is possible that such correlation will be detrimental to you because the prices of all of the commodities in that sector may move lower at the same time. Your investment may reflect a concentrated exposure to one or more single commodity sectors and, therefore, could experience greater volatility than a more diversified commodity-linked instrument.
•	Commodity prices are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in the Index – Market prices of the commodity futures contracts that underlie the Eligible Indices tend to be highly volatile. Commodity market prices are not related to the value of a future income or earnings stream, as tends to be the case with fixed-income and equity investments, but are subject to rapid fluctuations based on numerous factors, including changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, weather, and agricultural, trade, fiscal and exchange control policies. Many commodities are also highly cyclical. These factors may have a larger impact on commodity prices and commodity-linked instruments than on traditional fixed-income and equity securities. These variables may create additional investment risks that cause the value of the ETNs to be more volatile than the values of traditional securities. These and other factors may affect the level of the Index, and thus the value of your ETNs, in unpredictable or unanticipated ways. The high volatility and cyclical nature of commodity markets may render such an investment inappropriate as the focus of an investment portfolio.
•	The Index tracks prices of futures contracts with expiration dates four to six months in the future – A futures contract for a commodity typically specifies an expiration date, which is the date on which the contract will cease to trade, and a delivery date, which is the date on which the underlying physical commodity referenced by the futures contract is delivered. A “front-month futures contract” refers to the futures contract that has the nearest expiration date. Each of the Eligible Indices selects and rolls the underlying commodities futures contracts according to a rules-based strategy that was designed to reduce the concentration risk associated with investing in futures contracts with identical expiration dates. As a result, the Index provides exposure to futures contracts with varying maturities, and the performance of the Index will differ from indices that track only front-month futures contracts.
•	The Index does not provide exposure to spot prices of commodities – The ETNs will reflect the return on the Index, which provides notional exposure to futures contracts and not physical commodities or their spot prices. Price movements in futures contracts or commodities may not correlate with changes in the spot prices of commodities. A commodity futures contract is an
PS-8

agreement to buy a set amount of an underlying physical commodity at a predetermined price during a stated delivery period. A futures contract reflects the expected value of the underlying physical commodity upon delivery in the future. A commodity’s “spot” price reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the price of a futures contract in a commodity and the spot price of that commodity, including storage costs, transportation costs, interest rates and expectations concerning supply and demand for the commodity. The Index provides exposure to the settlement prices of futures contracts and not the spot prices of the commodities underlying the Eligible Indices. Consequently, an investment in the ETNs is not the same as an investment in the spot prices of the commodities underlying the Eligible Indices or buying and holding such commodities. While price movements in commodities futures contracts may correlate with changes in the spot prices for such commodities, the correlation will not be perfect and price movements of the futures contracts underlying the Eligible Indices may diverge from price movements of the underlying commodities. Accordingly, increases in the spot prices of commodities may not result in increases in the prices of the futures contracts underlying the Eligible Indices or an increase in the value of the ETNs. The level of the Index may decrease while the spot prices for the relevant commodities increase.
•	You will not have any rights in any physical commodities, or any rights in the commodity futures contracts included in the Eligible Indices – As an owner of the ETNs, you will not have rights that holders of the commodity futures contracts included in the Eligible Indices may have. Investment in the ETNs is not a pass-through investment in futures contracts. Your ETNs will be paid in cash, and you will have no right to receive delivery of any components of the Eligible Indices. You will have no right to receive any payment or delivery of amounts in respect of the futures contracts included in the Eligible Indices.
•	No interest payments – You will not receive any periodic interest payments on the ETNs.
•	A Trading Market for the ETNs May Not Develop – Although we intend to list the ETNs on NYSE Arca, there is no assurance that our application will be approved. If an active secondary market in the ETNs develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market through the exchange on which such ETNs are listed. We have no obligation to maintain any listing on any exchange.
•	The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market – The Intraday Indicative Value and the Closing Indicative Value of the ETNs are not the same as the closing price or any other trading price of the ETNs in the secondary market. The Closing Indicative Value will be published on each Trading Day under the Bloomberg ticker symbol “CSCR.IV”. The Intraday Indicative Value of the ETNs will be calculated and published every 15 seconds on each Trading Day during normal trading hours under the Bloomberg ticker symbol “CSCR.IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor and is based on the most recent intraday level of the Index. The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of such ETNs at such time.
•	Paying a premium purchase price over the Intraday Indicative Value of the ETNs could lead to significant losses in the event one sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option) – Paying a premium purchase price over the Intraday Indicative Value of the ETNs could lead to significant losses in the event one sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option) in which case investors will receive a cash payment in an amount based on the Closing Indicative Value of the ETNs. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without
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providing you notice or obtaining your consent. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected, including an increase in the premium purchase price of the ETNs over the Intraday Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs.
•	Potential conflicts – We and our affiliates play a variety of roles in connection with the issuance of the ETNs, including acting as Calculation Agent and Index Sponsor and hedging our obligations under the ETNs. In performing these roles, the economic interests of the Calculation Agent, Index Sponsor, and other affiliates of ours are potentially adverse to your interests as an investor in the ETNs.
•	Many economic and market factors will affect the value of the ETNs – In addition to the level of the Index on any day, the value of the ETNs will be affected by a number of economic and market factors that may either offset or magnify each other, including:
•	the level of the Index at any time,
•	the expected volatility of the Index,
•	the volatility of any options or futures contracts underlying the Eligible Indices,
•	the liquidity of any options or futures contracts underlying the Eligible Indices,
•	economic, financial, regulatory, political, judicial, military and other events that affect commodities markets generally, the Index or the relevant futures contracts underlying the Eligible Indices,
•	supply and demand for the ETNs in the secondary market, including but not limited to, inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),
•	global supply and demand for the physical commodities underlying the Eligible Indices, which is influenced by such factors as forward selling by producers, purchases made by producers to unwind hedge positions, other purchases and sales and production and cost levels in commodities producing countries,
•	interest and yield rates and rate spreads in the markets,
•	the time remaining until your ETNs mature, and
•	the actual or perceived creditworthiness of Credit Suisse.
•	Requirements on redemption by Credit Suisse – You must offer at least the applicable Minimum Redemption Amount of your ETNs to Credit Suisse and satisfy the other requirements described herein for your offer for redemption to be considered.
•	Your offer for redemption is irrevocable – You will not be able to rescind your offer for redemption after it is received by Credit Suisse, so you will be exposed to market risk in the event market conditions change after Credit Suisse receives your offer.
•	The ETNs may be accelerated at our option, in whole or in part, at any time – Credit Suisse may accelerate your ETNs in whole or in part at any time on or after the Inception Date, and upon any such acceleration you may receive less than, and possibly may lose all of, your original investment in the ETNs.
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•	The Maturity Date of the ETNs may be extended at our option – The scheduled Maturity Date is initially June 15, 2033. We may at our option extend the maturity of the ETNs for up to two additional five-year periods.
•	Uncertain tax treatment – No ruling is being requested from the Internal Revenue Service (“IRS”) with respect to the tax consequences of the ETNs. There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this pricing supplement. See “Material United States Federal Income Tax Considerations.” In addition, you should note that the IRS and the U.S. Treasury Department have announced a review of the tax treatment of prepaid financial contracts. Accordingly, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the ETNs. Potential investors should consult their tax advisors regarding the United States federal income tax consequences of an investment in the ETNs, including possible alternative treatments.

Is this the right investment for you?

The ETNs may be a suitable investment for you if you understand and acknowledge each of the following:

•	You seek an investment with a return linked to the performance of the Index, which is comprised of eight single-commodity futures indices determined from time to time in accordance with the Index methodology.
•	You understand the investment strategy underlying the Index and seek exposure to commodities futures contracts selected according to the Index methodology.
•	You are willing to accept the risk of fluctuations in the price of commodity futures contracts in general and in the level of the Index in particular.
•	You understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option).
•	You are willing to actively and frequently monitor your investment in the ETNs.
•	You have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions and the merits and risks of an investment in the ETNs.
•	You understand that the prices of commodity futures contracts tracked by the Eligible Indices may not correlate with spot or front-month futures prices of the underlying commodities and you appreciate that an investment in the ETNs is not the same as an investment in commodity spot or front-month futures prices or buying or holding commodities.
•	You understand the terms of the investment in the ETNs and are familiar with the behavior of the Index, the Eligible Indices and commodities and financial markets generally.
•	You accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
•	You believe the level of the Index will increase by an amount sufficient to offset the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge, if applicable) over your intended holding period of the ETNs and to provide you with a satisfactory return on your investment during the time you hold the ETNs.
•	You do not seek current income from this investment.
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•	You do not seek a guaranteed return of principal and understand that if the Index declines, you may lose up to 100% of your investment.
•	You have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment.
•	You understand that the Daily Investor Fee and the Early Redemption Charge, if applicable, will reduce your return (or increase your loss, as applicable) on your investment.
•	You are willing to make an investment in the ETNs, the payments on which depend on the creditworthiness of Credit Suisse, as issuer of the ETNs.

The ETNs may not be a suitable investment for you if:

•	You do not seek an investment with a return linked to the performance of the Index, which is comprised of eight single-commodity futures indices determined from time to time in accordance with the Index methodology.
•	You do not understand the investment strategy underlying the Index or are not willing to be exposed to commodities futures contracts selected according to the rules of the Index.
•	You are not willing to be exposed to fluctuations in the price of commodity futures contracts in general and in the level of the Index in particular.
•	You are not willing to be exposed to the trading price of the ETNs which, at any time, may vary significantly from the Intraday Indicative Value and the Closing Indicative Value.
•	You are not willing to actively and frequently monitor your investment in the ETNs.
•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You prefer an investment in commodity spot or front-month futures prices or buying or holding commodities directly rather than exposure to the prices of commodity futures contracts tracked by the Eligible Indices selected for inclusion in the Index from time to time.
•	You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index, the Eligible Indices or financial markets generally.
•	You are not willing to accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
•	You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge, if applicable) over your intended holding period of the ETNs.
•	You seek current income from your investment.
•	You seek a guaranteed return of principal.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.
•	You do not want to pay the Daily Investor Fee and the Early Redemption Charge, if applicable, which are charged on the ETNs and will reduce your return (or increase your loss, as applicable) on your investment.
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•	You are not willing to be exposed to the credit risk of Credit Suisse, as issuer of the ETNs.

Investors considering purchasing ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

Does an investment in the ETNs entitle you to any ownership interests in any physical commodities, or any rights in the commodity futures contracts included in the Eligible Indices?

No. An investment in the ETNs does not entitle you to any ownership interest or rights in the Index Components comprising the Index. You will not have any interests or rights in any physical commodities (directly or indirectly), or any rights in the commodity futures contracts included in the Eligible Indices. Your ETNs will be paid in cash, and you will have no right to receive any payment or delivery of amounts in respect of the futures contracts included in the Eligible Indices.

Will the ETNs be distributed by our affiliates?

Our affiliate, Credit Suisse Securities (USA) LLC (“CSSU”), a member of the Financial Industry Regulatory Authority (“FINRA”) will participate in the initial distribution of the ETNs on the Initial Settlement Date and will likely participate in any future distribution of the ETNs. CSSU is expected to charge normal commissions for the purchase of any ETNs and may also receive all or a portion of the Investor Fee. Any offering in which CSSU participates will be conducted in compliance with the requirements set forth in Rule 5121 of the Conduct Rules of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121 of the Conduct Rules of FINRA, CSSU may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What is the United States federal income tax treatment of an investment in the ETNs?

Please refer to “Material United States Federal Income Tax Considerations” in this pricing supplement for a discussion of material United States federal income tax considerations for making an investment in the ETNs.

What is the role of our affiliates?

Our affiliate, CSSU, is the underwriter for the offering and sale of the ETNs. After the initial offering, CSSU and/or other of our affiliated dealers currently intend, but are not obligated, to buy and sell the ETNs to create a secondary market for holders of the ETNs, and may engage in other activities described in the section “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement, the accompanying prospectus supplement and prospectus. However, neither CSSU nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

Our affiliate, CSI, will act as the Calculation Agent for the ETNs. As the Calculation Agent, CSI will make determinations with respect to the ETNs. The determinations may be adverse to you. You should refer to “Risk Factors—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” in this pricing supplement.

Can you tell me more about the effect of Credit Suisse’s hedging activity?

We expect to hedge our obligations under the ETNs through one or more of our affiliates. This hedging activity will likely involve purchases or sales of futures contracts included in the Eligible Indices, listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the futures contracts included in the Eligible Indices. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates or third parties with whom we transact may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index. Any of these hedging activities could affect the value of the futures contracts included in the Eligible Indices, and accordingly the level of the Index, the value of your ETNs and the amount we will pay on the ETNs determined on the Final Valuation Date, or, in the case of early redemption or acceleration of the ETNs, the relevant Valuation Date. Moreover, this hedging

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activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. You should refer to “Risk Factors—Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs” and “Risk Factors—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” and “Supplemental Use of Proceeds and Hedging” in this pricing supplement.

Does ERISA impose any limitations on purchases of the ETNs?

Employee benefit plans subject to ERISA (as defined below), entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the ETNs as long as either (A)(1) no CSSU affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the ETNs or renders investment advice with respect to those assets, and (2) in connection with the purchase of the ETNs, such plan or retirement account is paying no more, and receiving no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code (as defined below)) or (B) its acquisition and holding of the ETNs is not prohibited by any such provisions or laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the ETNs if the account, plan or annuity is for the benefit of an employee of CSSU or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of ETNs by the account, plan or annuity. Please refer to the section “Benefit Plan Investor Considerations” in this pricing supplement for further information.

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HYPOTHETICAL EXAMPLES

The following examples show how the ETNs would perform in hypothetical circumstances, assuming an initial Index level of 1,000 and reflecting the $20.00 stated principal amount of each ETN as well as the Daily Investor Fee. We have included examples in which the level of the Index (i) increases at a constant rate of 10% each year, (ii) increases at a constant rate of 2.5% each year, (iii) increases at a constant rate of 10% for five years and then falls at a constant rate of 9% for five years, (iv) decreases at an accelerating rate and (v) increases and then decreases over the term of the ETNs. These examples highlight the behavior of the Closing Indicative Value of the ETNs at the end of each year in different circumstances. The figures in these examples have been rounded for convenience. Although your payment upon early redemption or acceleration would be based on the Closing Indicative Value of the ETNs on the applicable Valuation Date (the calculation of which includes the Daily Investor Fee), which is calculated in the manner illustrated in the examples below, you should be aware that CSSU, our agent for any redemption at your option, may charge a fee of up to 0.125% per ETN redeemed. Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For purposes of the calculation in this table, each year is assumed to have 365 days. The figures set forth in the examples below are for purposes of illustration only and are not actual historical results. For information relating to the historical performance of the Index, please refer to “The Index—Historical Information” in this pricing supplement.

Example 1. Assumptions: This example assumes that the level of the Index (Column B) has increased by 10% each year from the inception date of the ETNs to the end of year 10. In this scenario, the Index has increased by approximately 159% over ten years, and the closing value of the ETNs has increased by approximately 138% over the same period.

A	B	C	D	E
Year	Index Level	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
0	1,000.00	$20.00	n/a	n/a
1	1,100.00	$21.81	10.00%	9.07%
2	1,210.00	$23.79	10.00%	9.07%
3	1,331.00	$25.95	10.00%	9.07%
4	1,464.10	$28.30	10.00%	9.07%
5	1,610.51	$30.87	10.00%	9.07%
6	1,771.56	$33.67	10.00%	9.07%
7	1,948.72	$36.72	10.00%	9.07%
8	2,143.59	$40.05	10.00%	9.07%
9	2,357.95	$43.69	10.00%	9.07%
10	2,593.75	$47.65	10.00%	9.07%
Hypothetical return on $20.00 investment after 10 years:				138.24%
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Example 2. Assumptions: This example assumes that the level of the Index (Column B) has increased by approximately 2.5% each year from the inception date of the ETNs to the end of year 10. In this scenario, the Index has increased by approximately 28% over ten years, and the closing value of the ETNs has increased by approximately 18% over the same period.

A	B	C	D	E
Year	Index Level	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
0	1,000.00	$20.00	n/a	n/a
1	1,025.00	$20.33	2.50%	1.63%
2	1,050.63	$20.66	2.50%	1.63%
3	1,076.90	$21.00	2.50%	1.63%
4	1,103.82	$21.34	2.50%	1.63%
5	1,131.42	$21.69	2.50%	1.63%
6	1,159.71	$22.04	2.50%	1.63%
7	1,188.70	$22.40	2.50%	1.63%
8	1,218.42	$22.77	2.50%	1.63%
9	1,248.88	$23.14	2.50%	1.63%
10	1,280.10	$23.52	2.50%	1.63%
Hypothetical return on $20.00 investment after 10 years:				17.58%

Example 3. Assumptions: This example assumes that the level of the Index (Column B) has increased by approximately 10% each year from the inception date of the ETNs to the end of year 5, and decreased by 9% until the end of year 10. In this scenario, the Index has increased by approximately 0.50% over ten years, but the closing value of the ETNs has decreased by approximately 8% over the same period.

A	B	C	D	E
Year	Index Level	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
0	1,000.00	$20.00	n/a	n/a
1	1,100.00	$21.81	10.00%	9.07%
2	1,210.00	$23.79	10.00%	9.07%
3	1,331.00	$25.95	10.00%	9.07%
4	1,464.10	$28.30	10.00%	9.07%
5	1,610.51	$30.87	10.00%	9.07%
6	1,465.56	$27.85	-9.00%	-9.77%
7	1,333.66	$25.13	-9.00%	-9.77%
8	1,213.63	$22.68	-9.00%	-9.77%
9	1,104.40	$20.46	-9.00%	-9.77%
10	1,005.00	$18.46	-9.00%	-9.77%
Hypothetical return on $20.00 investment after 10 years:				-7.69%

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Example 4. Assumptions: This example assumes that the level of the Index (Column B) has decreased at an accelerating rate from the inception date of the ETNs to the end of year 10. In this scenario, the Index has decreased by approximately 97% over ten years, and the closing value of the ETNs has decreased by approximately 97% over the same period.

A	B	C	D	E
Year	Index Level	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
0	1,000.00	$20.00	n/a	n/a
1	881.90	$17.49	-11.81%	-12.56%
2	746.00	$14.67	-15.41%	-16.13%
3	604.19	$11.78	-19.01%	-19.70%
4	467.58	$9.04	-22.61%	-23.27%
5	345.03	$6.61	-26.21%	-26.83%
6	242.18	$4.60	-29.81%	-30.40%
7	161.27	$3.04	-33.41%	-33.97%
8	101.58	$1.90	-37.01%	-37.55%
9	60.33	$1.12	-40.61%	-41.11%
10	33.66	$0.62	-44.21%	-44.68%
Hypothetical return on $20.00 investment after 10 years:				-96.91%

Example 5. Assumptions: This example assumes that the level of the Index (Column B) has increased each year from the inception date to the end of year 3, and decreased at an increasing rate from the end of year 4 to the end of year 10. In this scenario, the Index has decreased by approximately 59% over ten years, and the closing value of the ETNs has decreased by approximately 63% over the same period.

A	B	C	D	E
Year	Index Level	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
0	1,000.00	$20.00	n/a	n/a
1	1,081.90	$21.45	8.19%	7.27%
2	1,131.56	$22.25	4.59%	3.70%
3	1,142.76	$22.28	0.99%	0.13%
4	1,112.93	$21.51	-2.61%	-3.43%
5	1,043.82	$20.01	-6.21%	-7.00%
6	941.42	$17.89	-9.81%	-10.57%
7	815.18	$15.36	-13.41%	-14.14%
8	676.52	$12.64	-17.01%	-17.71%
9	537.09	$9.95	-20.61%	-21.28%
10	407.06	$7.48	-24.21%	-24.85%
Hypothetical return on $20.00 investment after 10 years:				-62.61%

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RISK FACTORS

The ETNs are senior unsecured debt obligations of Credit Suisse AG (“Credit Suisse”). The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement and prospectus and are riskier than ordinary unsecured debt securities. The return on the ETNs will be based on the performance of the Index. Investing in the ETNs is not equivalent to investing directly in the Index Components or the Index itself. See “The Index” below for more information on the Index.

This section describes the most significant risks relating to an investment in the ETNs. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus supplement and prospectus before investing in the ETNs.

The ETNs do not have a minimum redemption or repurchase amount and you may lose all or a significant portion of your investment in the ETNs

The ETNs do not have a minimum payment at maturity or daily repurchase value and you may receive less, and possibly significantly less, at maturity or upon repurchase than the amount you originally invested. Our cash payment on your ETNs at maturity or upon repurchase will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the Daily Investor Fee (and the Early Redemption Charge of up to 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date per ETN, if you offer your ETNs for early redemption). You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases substantially. Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

The Intraday Indicative Value will be published under the Bloomberg ticker symbol “CSCR.IV”. The trading price of the ETNs in the secondary market at any time may vary significantly from their Intraday Indicative Value at such time. The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists.

The indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid offer spreads.

The Index is a proprietary index that Credit Suisse International (the “Index Sponsor”) developed and owns. Credit Suisse International will also act as the Calculation Agent (the “Calculation Agent”) and will be responsible for the calculation of the level of the Index, using the data and methodologies described herein and as determined by the Index Sponsor. The Index is reported on Bloomberg under the ticker symbol “CSCUBKTR <Index>” approximately every 15 seconds from at least 9:30 a.m. to 4:00 p.m. (New York City time) on each Trading Day, and the Closing Level of the Index for each Trading Day is published by 6:30 p.m. (New York City time) on each such day.

For further information on the Index levels, see “The Index” above. Index levels are available on Bloomberg page “CSCUBKTR <Index>”; the Closing Level of the Index on each Trading Day is also available at http://www.credit-suisse.com/etn or any successor site. We are not incorporating by reference herein the website or any material included in the website.

As discussed in “Specific Terms of the ETNs—Payment Upon Early Redemption” below, you may, subject to certain restrictions, choose to offer your ETNs for redemption by Credit Suisse on any Business Day during the term of the ETNs beginning on June 11, 2013 (for an anticipated June 12, 2013 Valuation Date and a repurchase date of June 17, 2013) through June 2, 2033 (or, if the maturity of the ETNs is extended, five Business Days prior to the Maturity Date, as extended) (for an anticipated June 3, 2033 Valuation Date and a repurchase date of June 8, 2033 or, if the maturity of the ETNs is extended, an anticipated Valuation Date four Business Days prior to the Maturity Date, as extended, and a repurchase date one Business Day prior to the Maturity Date, as extended). If you elect to offer your ETNs to Credit Suisse for repurchase, you must offer at least the applicable minimum repurchase amount at one time for repurchase by Credit Suisse on any repurchase date. In addition, we have the right to

PS-18

repurchase the ETNs, in whole or in part, on any Business Day during the term of the ETNs. The last date on which Credit Suisse will repurchase your ETNs will be June 3, 2033 (or, if the maturity of the ETNs is extended, one Business Day prior to the Maturity Date, as extended). As such, you must offer your ETNs for repurchase no later than June 2, 2033 (or, if the maturity of the ETNs is extended, five Business Days prior to the Maturity Date, as extended). The daily repurchase feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their indicative value, although there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

The ETNs do not pay interest nor guarantee any return of principal and you may lose all or a significant part of your investment in the ETNs

The terms of the ETNs differ from those of ordinary debt securities in that the ETNs neither pay interest nor guarantee payment of the stated principal amount at maturity, upon early redemption or acceleration, and may incur a loss of principal due to fluctuations in the Closing Indicative Value. Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative. Even if it is positive, the return payable on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Early Redemption Amount, Accelerated Redemption Amount and Payment at Maturity, as applicable (each, a “Redemption Amount”), will each depend on the change in the level of the Index. You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases or does not increase sufficiently. Additionally, any payment on the ETNs will be reduced if the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge, if applicable) over the term of the ETNs. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Even if the amount payable on your ETNs on the Early Redemption Date, Acceleration Date or the Payment at Maturity, as applicable, is greater than the price you paid for your ETNs, it may not compensate you for a loss in value due to inflation and other factors relating to the value of money over time. Thus, even in those circumstances, the overall return you earn on your ETNs may be less than what you would have earned by investing in a debt security that bears interest at a prevailing market rate.

The ETNs are subject to the credit risk of Credit Suisse

Although the return on the ETNs will be based on the performance of the Index, the payment of any amount due on the ETNs, including any payment at maturity, upon early redemption or acceleration, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.

Your payment at maturity, upon early redemption or acceleration will be reduced by the fees and charges associated with the ETNs and the Index

The value of the Index used to calculate the payment at maturity, upon early redemption or acceleration will be reduced by the notional transaction costs applied to the Index. These costs are built into the calculation of the level of the Index and, as a result, the Closing Level of the Index will be less than it would be if such fees were not included.

In addition to the Index costs, the Daily Investor Fee reduces the amount of your payment at maturity, upon early redemption or acceleration, and therefore the level of the Index must increase by an amount sufficient to offset the Index costs and Daily Investor Fee (and the fee for ETNs repurchased at your option) in order for you to receive at least your initial investment in the ETNs at maturity, upon early redemption or acceleration. If the level of the Index decreases or does not increase sufficiently to offset the impact of the Investor Fee, you will receive less, and possibly significantly less, than the initial amount of your investment in the ETNs.

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The Allocation Model may be ineffective, causing the Index to produce returns that underperform other commodity indices, which, in turn, may cause the level of the Index to decrease and decrease the value of your ETNs

The Index is a proprietary index designed to reflect the total returns available through the application of the Allocation Model to Eligible Indices which are composed of commodities futures contracts. Although the Allocation Model seeks to capture returns by taking long positions in Eligible Indices which are composed of commodities with the highest degree of backwardation (or lowest degree of contango), there can be no guarantee that the Allocation Model will succeed in these objectives. The Allocation Model evaluates the degree of backwardation in the futures prices of commodities that underlie 24 Eligible Indices and selects eight Eligible Indices each month whose underlying commodities exhibit the highest degree of backwardation, subject to applicable sector limitations. The Allocation Model may not effectively measure the degree of backwardation or capture the benefits of this measure. Furthermore, even if the Allocation Model is successful in identifying the Eligible Indices whose underlying commodities exhibit the highest degree of backwardation, the degree of backwardation is not necessarily an accurate indication of future prices. If the Eligible Indices selected by the Allocation Model decrease in value, the level of the Index and value of the ETNs will likely decline. If the Allocation Model proves to be ineffective, then an investment in the ETNs may under-perform a corresponding investment in instruments linked to other commodity indices, possibly by a substantial margin.

The Allocation Model may result in allocation to Eligible Indices whose futures contracts increase negative roll yields

Futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity must close out its position in the expiring contract and establish a new position in a contract with a later-dated delivery month, a process referred to as “rolling”. Unlike traditional commodity indices, which roll into futures contracts that are nearest to expiration, the Eligible Indices take notional position in futures contracts that fall within the fourth and sixth months on the futures curve. The Allocation Model may result in the selection of an Eligible Index that comprises a longer-dated futures contract which results in a negative roll yield when such futures contract is rolled, even if a positive or less negative roll yield would have resulted by investing in and rolling into a futures contract with the nearest expiration. If this were to occur, your investment in the ETNs may underperform a corresponding investment in instruments linked to traditional commodity indices.

You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies

The ETNs are designed to reflect a long exposure to the performance of the Index on a daily basis. You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies.

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market

The Intraday Indicative Value and the Closing Indicative Value of the ETNs are not the same as the closing price or any other trading price of such ETNs in the secondary market. The Closing Indicative Value on each calendar day following the Inception Date will be equal to (1)(a) the Closing Indicative Value on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is less than or equal to zero at any time or the Closing Indicative Value equals zero. The Closing Indicative Value will be published on each Trading Day under the Bloomberg ticker symbol “CSCR.IV”. If your ETNs have not been previously redeemed or accelerated, at maturity you will receive for each $20.00 stated principal amount of your ETNs a cash payment equal to the arithmetic average of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date, as calculated by the Calculation Agent. If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the

PS-20

Early Redemption Date equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, if applicable.

The Intraday Indicative Value of the ETNs will be calculated and published every 15 seconds on each Trading Day during normal trading hours under the Bloomberg ticker symbol “CSCR.IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value is equal to or less than zero at any time, the Closing Indicative Value on that day, and all future days, will be zero.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of such ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option), in which case investors will receive a cash payment based on the Closing Indicative Value. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected, including an increase in the premium purchase price of the ETNs over the Intraday Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs.

We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such ETNs. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the price and liquidity of such ETNs in the secondary market.

The ETNs may not be a suitable investment for you

The ETNs may not be a suitable investment for you if:

•	You do not seek an investment with a return linked to the performance of the Index, which is comprised of eight single-commodity futures indices determined from time to time in accordance with the Index methodology.
•	You do not understand the investment strategy underlying the Index or are not willing to be exposed to commodities futures contracts selected according to the rules of the Index.
•	You are not willing to be exposed to fluctuations in the price of commodity futures contracts in general and in the level of the Index in particular.
•	You are not willing to be exposed to the trading price of the ETNs which, at any time, may vary significantly from the Intraday Indicative Value and the Closing Indicative Value.
•	You are not willing to actively and frequently monitor your investment in the ETNs.
PS-21

•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You prefer an investment in commodity spot or front-month futures prices or buying or holding commodities directly rather than exposure to the prices of commodity futures contracts tracked by the Eligible Indices selected for inclusion in the Index from time to time.
•	You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index, the Eligible Indices or financial markets generally.
•	You are not willing to accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
•	You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge, if applicable) over your intended holding period of the ETNs.
•	You seek current income from your investment.
•	You seek a guaranteed return of principal.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.
•	You do not want to pay the Daily Investor Fee and the Early Redemption Charge, if applicable, which are charged on the ETNs and will reduce your return (or increase your loss, as applicable) on your investment.
•	You are not willing to be exposed to the credit risk of Credit Suisse, as issuer of the ETNs.

Investors considering purchasing ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

You will not benefit from any increase in the level of the Index if such increase is not sufficient to offset applicable fees and reflected in the level of the Index on the applicable Valuation Date(s)

Increases in the level of the Index during the term of the ETNs but before the applicable Valuation Date (including the Final Valuation Date) are not considered in the calculation of the payment due to you at maturity or upon repurchase of your ETNs. The Calculation Agent will determine the payment amount by comparing the initial Index level only with the Closing Level of the Index on the applicable Valuation Date(s). No other Closing Level of the Index will be taken into account.

If the Closing Level of the Index on the applicable Valuation Date (including the Final Valuation Date) does not reflect an increase from the initial Index level sufficient to offset the impact of the accrued Daily Investor Fee, we will pay you less, and possibly significantly less, than the principal amount of your ETNs at maturity, upon early redemption or acceleration. This will be true even if the level of the Index as of a particular date or dates prior to the applicable Valuation Date (including the Final Valuation Date) would have been high enough to offset the impact of such fees and charges. In addition, the Intraday Indicative Value of the ETNs published under the Bloomberg ticker symbol “CSCR.IV” at any time on any Trading Day prior to the publication of the Closing Level of the Index on such day will be based on the intraday values of the Index at such time rather than its Closing Level. Because the Intraday Indicative Value of the ETNs at any time on any Trading Day may vary significantly from the value of the ETNs determined based on the Closing Level of the Index on such Trading Day, the payment you receive at maturity, upon early redemption or acceleration of the ETNs may vary significantly from the payment you would receive if such payment was determined based on the Intraday Indicative Value of the ETNs.

PS-22

You will not have any rights in any physical commodities, or any rights in the commodity futures contracts included in the Eligible Indices

As an owner of the ETNs, you will not have rights that holders of the commodity futures contracts included in the Eligible Indices may have. Your ETNs will be paid in cash, and you will have no right to receive delivery of any components of the Index. You will have no right to receive any payment or delivery of amounts in respect of the futures contracts included in the Eligible Indices.

Owning the ETNs is not the same as directly owning the futures contracts included in the Eligible Indices, or certain other commodity-related contracts

The return on your ETNs will not reflect the return you would realize if you actually purchased the commodities upon which the futures contracts included in the Eligible Indices are based, or exchange-traded or over-the-counter instruments based on the Eligible Indices. You will not have any rights that holders of such assets or instruments have.

Commodity prices can exhibit high and unpredictable volatility, which could lead to high and unpredictable volatility in the Index

Market prices of the commodity futures contracts comprising the Eligible Indices can be highly volatile. Commodity market prices are not related to the value of a future income or earnings stream, as tends to be the case with fixed-income and equity investments, but may be subject to rapid fluctuations based on numerous factors, including changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, weather, and agricultural, trade, fiscal and exchange control policies. Many commodities are also highly cyclical. These factors may have a larger impact on commodity prices and commodity-linked instruments than on traditional fixed-income and equity securities and may create additional investment risks that cause the value of the ETNs to be more volatile than the values of traditional securities. These and other factors may affect the level of the Eligible Indices and the Index, and thus the value of the ETNs, in unpredictable or unanticipated ways. The potential for high volatility and the cyclical nature of commodity markets may render an investment in ETNs linked to a commodity index inappropriate as the focus of an investment portfolio.

Agricultural Commodities

Global agricultural commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for agricultural commodities are affected by governmental programs and policies regarding agriculture, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease and natural disasters may also affect agricultural commodity prices. Demand for agricultural commodities such as wheat, corn, soybeans, cotton, cocoa, sugar, and coffee, both for human consumption and as cattle feed, has generally increased with worldwide growth and prosperity.

Energy

Global energy commodity prices are primarily affected by the global demand for and supply of these commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for energy commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies and with respect to oil, natural gas, drought, floods, weather, government intervention, environmental policies, embargoes and tariffs. Demand for energy products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of energy commodities. Sudden disruptions in the supplies of energy commodities, such as those caused by war, natural events, accidents or acts of terrorism, may cause prices of energy commodities futures contracts to become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing energy commodities or the introduction of new or previously withheld supplies into the market. In particular, supplies of crude oil may

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increase or decrease depending on, among other factors, production decisions by the Organization of Oil and Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC, which has the capacity to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. Crude oil prices are generally more volatile and subject to more dislocation than prices of other commodities. Other dramatic changes in the futures markets may occur, such as the introduction of substitute products or commodities. For example, many utilities have shifted away from coal or oil to natural gas to produce electricity. Demand for energy commodities such as crude oil, heating oil, gasoline and natural gas is generally linked to economic activity, and will tend to reflect general economic conditions.

Industrial Metals

Global industrial metals commodity prices are primarily affected by the global demand for and supply of these commodities, but are also significantly influenced by speculative actions and by currency exchange rates. Demand for industrial metals such as aluminum, copper, lead, nickel and high grade zinc, is significantly influenced by the level of global industrial economic activity. Prices for industrial metals commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, general weather conditions, government intervention, embargoes and tariffs. An additional, but highly volatile, component of demand for industrial metals is adjustments to inventory in response to changes in economic activity and/or pricing levels, which will influence investment decisions in new mines and smelters. Sudden disruptions in the supplies of industrial metals, such as those caused by war, natural events, accidents, acts of terrorism, transportation problems, labor strikes and shortages of power may cause prices of industrial metals futures contracts to become extremely volatile and unpredictable. The introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities will also affect the prices of industrial metals commodities.

Livestock

Livestock, including live cattle, feeder cattle and lean hogs, are “non-storable” commodities and therefore may experience greater price volatility than traditional commodities. Global livestock commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for livestock commodities are affected by governmental programs and policies regarding livestock, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease (e.g., Bovine Spongiform Encephalopathy, or Mad Cow Disease), availability of and prices for livestock feed and natural disasters may also affect livestock commodity prices. Demand for livestock commodities has generally increased with worldwide growth and prosperity.

Precious Metals

Global precious metals commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. Gold prices in particular are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market.

Silver prices are also subject to fluctuation and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and

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disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time-to-time, above-ground inventories of silver may also influence the silver commodity market.

Concentration risks associated with the ETNs

The ETNs reflect a long position in the Index, which comprises single-commodity indices, and thus your investment reflects a concentrated exposure to a single asset class and, therefore, could experience greater volatility than a more diversified investment and is exposed to significant market risks. In addition, the Allocation Model may result in concentration in commodity sectors. For example, the Index may be composed up to 75% of Eligible Indices in the energy sector, up to 62.5% of Eligible Indices in the industrial metals sector, up to 25% of Eligible Indices in the precious metals sector, up to 37.5% of Eligible Indices in the agriculture sector and/or up to 12.5% of Eligible Indices in the livestock sector. It is often, but not always, the case that prices of commodities in the same sector may move up or down in a similar pattern due to macroeconomic factors affecting that sector. It is possible that such correlation will be detrimental to you because the prices of all of the commodities in that sector may move lower at the same time. Your investment may reflect a concentrated exposure to one or more single commodity sectors and, therefore, could experience greater volatility than a more diversified commodity-linked instrument.

The Eligible Indices track the prices of futures contracts with expiration dates four to six months in the future, which may affect the level of the Index in various ways

A futures contract for a commodity typically specifies an expiration date, which is the date on which the contract will cease to trade, and a delivery date, which is the date on which the underlying physical commodity referenced by the futures contract is delivered. A “front-month futures contract” refers to the futures contract that has the nearest expiration date. Each of the Eligible Indices selects and rolls the underlying commodities futures contracts according to a rules-based strategy that was designed to reduce the concentration risk associated with investing in futures contracts with identical expiration dates. As a result, the Index provides exposure to futures contracts with varying maturities, and the performance of the Index will differ from indices that track only front-month futures contracts. Consequently, the value of the ETNs may be affected in various ways, including:

•	Price and liquidity risk – Generally, futures contracts with expiration dates nearer to the front-month are more liquid than futures contracts with more distant expiration dates, which may impact the prices of such contracts. The prices of futures contracts are also subject to supply and demand, which is subject to change at any time. The prices of the futures contracts underlying the Eligible Indices will affect the level of the Index, and consequently the value of the ETNs.
•	Less correlation to the spot prices of commodities – Generally, the prices of commodities futures contracts with expiration dates nearer to the front month are more closely correlated to the spot prices of those commodities. Because the Eligible Indices track futures contracts with varying expiration dates, they may not have a high correlation to the spot prices of the underlying commodities. Consequently, an investment in the ETNs is not the same as an investment in the spot prices of the commodities underlying the Eligible Indices or buying and holding such commodities. While price movements in commodities futures contracts may correlate with changes in the spot prices for such commodities, the correlation will not be perfect and price movements of the futures contracts underlying the Eligible Indices may diverge from price movements of the underlying commodities. Accordingly, increases in the spot prices of commodities may not result in increases in the prices of the futures contracts underlying the Eligible Indices or an increase in the value of the ETNs. The level of the Index may decrease while the spot prices for the relevant commodities increase.

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If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, you will lose all of your investment

If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero and you will lose all of your investment in the ETNs.

Credit Suisse may accelerate the ETNs, in whole or in part, at any time

We have the right to accelerate the ETNs in whole or in part and pay you an amount equal to, in the event of an acceleration of all outstanding ETNs, the arithmetic average of the Closing Indicative Values of such ETNs during the applicable Accelerated Valuation Period, or, in the event of an acceleration of less than all outstanding ETNs, the Closing Indicative Value on the applicable Accelerated Valuation Date, on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”) or if an Acceleration Event has occurred in our or the Calculation Agent’s determination (an “Event Acceleration”). Accordingly, you should not expect to be able to hold the ETNs to maturity. As discussed in the section “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event,” the type of events that may trigger an Event Acceleration are (a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for CSI to hold, acquire or dispose of the futures contracts included in the Eligible Indices or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Eligible Indices (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on any of these parties’ ability to perform their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSI, as the Calculation Agent; (b) any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal for CSI to hold, acquire or dispose of the futures contracts included in the Eligible Indices or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Eligible Indices (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on the ability of the Issuer, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs; (c) any event that occurs on or after the Inception Date that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for CSI to hold, acquire or dispose of the futures contracts included in the Eligible Indices or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Eligible Indices (including but not limited to exchange-imposed position limits), (ii) for the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the ETNs or (iii) for us to issue or transact in exchange traded notes similar to the ETNs; (d) any event, as determined by us or CSI, as the Calculation Agent, that we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset; or (e) if the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable. If we accelerate the ETNs, you will only receive an amount equal to, in the event of an acceleration in whole, the arithmetic average of the Closing Indicative Values of such ETNs during the applicable Accelerated Valuation Period, or, in the event of an acceleration in part, the Closing Indicative Value on the applicable Valuation Date, and you will not receive any other compensation or

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amount for the loss of the investment opportunity of holding the ETNs. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for further information.

The Index has very limited performance history and may perform in unexpected ways. Any historical and retrospectively calculated performance of the Index should not be taken as an indication of the future performance of the Index

Publication of the Index began on February 21, 2012. Accordingly, the Index has limited historical data, and that historical data may not be representative of the Index’s potential performance under other market conditions. Because the Index has limited performance history, an investment in the ETNs may involve a greater risk than an investment in a financial product linked to one or more indices with a longer record of performance. A longer history of actual performance may have provided more reliable information on which to assess the validity of the Index’s proprietary methodology as the basis for an investment decision. Furthermore, any back-tested or historical performance of the Index is not an indication of how the Index will perform in the future.

Index levels prior to February 21, 2012 represent the retrospective performance of the Index, had it existed at the relevant time, based on certain data, assumptions and estimates, not all of which may be specified herein. These data, assumptions and estimates may be different from those that someone else might use to retrospectively calculate the Index levels. In calculating the retrospective performance of the Index, we have assumed that no disruption events or modifications to the methodology occurred during the period prior to February 21, 2012. There can be no assurance that there will not be any such disruption events or modifications which would adversely affect the level of the Index in the future. Retrospectively calculated Index levels based on different assumptions or for a different time period may produce different results. In any event, no information presented on the prior performance of the Index, whether actual or retrospectively calculated, should be relied on as an indicator of the future performance of the Index. It is impossible to know whether the level of the Index will rise or fall in the future.

We may extend the scheduled Maturity Date for up to two additional five-year periods

The scheduled Maturity Date is initially June 15, 2033. We may at our option extend the maturity of the ETNs for up to two additional five-year periods. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

The Calculation Agent may modify the Index

The Calculation Agent may modify the Index or adjust the method of its calculation if it determines that the publication of the Index is discontinued and there is no successor index. In that case, the Calculation Agent will determine the level of the Index, and thus the Redemption Amount, using a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the futures contracts included in the Eligible Indices or the method of calculating the Index is changed at any time in any respect—including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the futures contracts included in the Eligible Indices, or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the Redemption Amount is equitable. The Calculation Agent may make any such modification or adjustment even if the Index Sponsor continues to publish the Index without a similar modification or adjustment.

Any modification to the Index or adjustment to its method of calculation will affect the amount you will receive upon early redemption, acceleration or maturity and will result in the ETNs having a value different (higher or lower) from the value they would have had if there had been no such modification or adjustment.

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Even if the Closing Level of the Index on the applicable Valuation Date exceeds the initial Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs

Because the Daily Investor Fee and in the case of Early Redemption, the Early Redemption Charge reduces the amount due to you upon early redemption, acceleration or at maturity of the ETNs, the level of the Index must increase significantly in order for you to receive at least your initial investment amount upon early redemption, acceleration or maturity of your ETNs. If the level of the Index decreases or does not increase sufficiently to offset the effect of the Daily Investor Fee over the term of the ETNs and in the case of Early Redemption, the Early Redemption Charge, if applicable, you will receive less than the amount of your initial investment upon early redemption, acceleration or maturity of your ETNs. For more information on how the Daily Investor Fee affects the value of the ETNs, see “Hypothetical Examples.”

There are restrictions on the minimum number of ETNs you may redeem and on the dates on which you may redeem them

You must redeem at least 50,000 ETNs, the Minimum Redemption Amount at one time, and may redeem multiples of 50,000 ETNs in excess of the Minimum Redemption Amount. In addition, you must cause your broker to deliver a notice of redemption, substantially in the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective.

Also, because of the timing requirements of your offer for early redemption, settlement of any early redemption by us will be prolonged when compared to a sale and settlement in the secondary market. As your Redemption Notice is irrevocable, this will subject you to market risk in the event the market fluctuates after Credit Suisse receives your offer.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their indicative value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

An Early Redemption Charge of up to 0.125% per ETN may be charged upon an early redemption at your election

CSSU will act as our agent in connection with any offer by you of your ETNs for redemption and may charge a fee of up to 0.125% times the Closing Indicative Value per ETN on the Early Redemption Valuation Date. The imposition of this fee will mean that you will not receive the full amount of the Closing Indicative Value upon an early redemption at your election.

You will not know the Early Redemption Amount for any ETNs you elect to redeem prior to maturity at the time you make such election

In order to exercise your right to redeem your ETNs prior to maturity, you must cause your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse (as defined herein) by no later than 4:00 p.m., New York City time, on the Business Day prior to your desired Valuation Date. The Early Redemption Amount cannot be determined until the Valuation Date, and as such you will not know the Early Redemption Amount for your ETNs at the time you make an irrevocable election to redeem your ETNs. The Early Redemption Amount for your ETNs on the relevant Valuation Date may be substantially less than it would have been on the prior day and may be zero.

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You will not benefit from any increase in the level of the Index if such increase is not sufficient to offset applicable fees and reflected in the level of the Index on the applicable Valuation Date(s)

If the Index does not increase by an amount sufficient to offset the effect of the Daily Investor Fee and, in the case of an early redemption, the Early Redemption Charge, if applicable, between the Inception Date and the applicable Valuation Date(s), we will pay you less than the stated principal amount of the ETNs upon early redemption. This will be true even if the level of the Index as of some date or dates prior to the Valuation Date would have been sufficiently high to offset the effect of the Daily Investor Fee and Early Redemption Charge, if applicable.

Past performance of the Index is not indicative of future performance

The actual performance of the Index over the term of the offered ETNs, as well as the amount payable on the relevant Early Redemption Date, Acceleration Date or the Maturity Date, may bear little relation to the historical values of the Index or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Index.

The formula for determining the Redemption Amount does not take into account all developments in the Index

Changes in the level of the Index during the term of the ETNs before the Valuation Date will not necessarily be reflected in the calculation of the Redemption Amount. The Calculation Agent will calculate the Redemption Amount by utilizing the Closing Indicative Value on the applicable Valuation Date(s). No other levels of the Index, Closing Indicative Values or Intraday Indicative Values will be taken into account. As a result, you may lose a significant part of your investment even if the level of the Index has risen at certain times during the term of the ETNs.

Any decline in our credit ratings may affect the market value of your ETNs

Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered ETNs. Consequently, actual or anticipated declines in our credit ratings may affect the market value of your ETNs.

The Calculation Agent will have the authority to make determinations that could affect the market value of your ETNs and the amount you receive at maturity

The Calculation Agent will have discretion in making various determinations that affect your ETNs, including the Closing Indicative Values, the Redemption Amount, the occurrence and effects of an Acceleration Event and the existence and effects of Market Disruption Events. The exercise of this discretion by the Calculation Agent could adversely affect the value of your ETNs and may present the Calculation Agent with a conflict of interest of the kind described below under “—We or our affiliates may have economic interests adverse to those of the holders of the ETNs.”

The market value of your ETNs may be influenced by many unpredictable factors

The market value of your ETNs will fluctuate between the date you purchase them and the Valuation Date. You may also sustain a significant loss if you sell the ETNs in the secondary market. In addition to others, the following factors, many of which are beyond our control, will influence the market value of your ETNs, as well as the Redemption Amount:

•	the level of the Index at any time,
•	the expected volatility of the Index,
•	the volatility of any options or futures contracts underlying the Eligible Indices,
•	the liquidity of any options or futures contracts underlying the Eligible Indices,
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•	economic, financial, regulatory, political, judicial, military and other events that affect commodities markets generally, the Index or the relevant futures contracts included in the Eligible Indices,
•	supply and demand for the ETNs in the secondary market, including but not limited to, inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),
•	global supply and demand for the commodities underlying the Eligible Indices, which is influenced by such factors as forward selling by producers, purchases made by producers to unwind hedge positions, other purchases and sales and production and cost levels in commodities producing countries,
•	interest and yield rates and rate spreads in the markets,
•	the time remaining until your ETNs mature, and
•	the actual or perceived creditworthiness of Credit Suisse.

You cannot predict the future performance of the Index based on the historical performance of the options or futures contracts relating to the Index or the futures contracts included in the Eligible Indices. The factors above interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor.

The liquidity of the market for the ETNs may vary materially over time

As stated on the cover of this pricing supplement, we intend to sell a portion of the ETNs on the Initial Settlement Date, and additional ETNs will be offered and sold from time to time through CSSU, an affiliate of ours. Also, the number of ETNs outstanding could be reduced at any time due to early redemption or acceleration of the ETNs as described in this pricing supplement. Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs. While you may redeem your ETNs prior to maturity, such redemption is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable Minimum Redemption Amount to Credit Suisse at one time for redemption on any Early Redemption Date.

There may not be an active trading market for your ETNs

Although we plan to list the ETNs on NYSE Arca, there is no assurance that our application for listing will be approved, or that a trading market for the offered ETNs will develop. Even if there is a secondary market for your ETNs, it may not be sufficiently liquid to enable you to sell your ETNs readily and you may suffer substantial losses and/or sell your ETNs at prices substantially less than their Intraday Indicative Value or Closing Indicative Value, including being unable to sell them at all or only for a price of zero in the secondary market.

No assurance can be given as to the approval of the offered ETNs for listing or, if listed, the continuation of the listing for the life of the offered ETNs, or the liquidity or trading market for the offered ETNs. We are not required to maintain any listing of your ETNs on NYSE Arca and the liquidity of the market for the ETNs could vary materially over the term of the ETNs.

Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs

We expect to hedge our obligations relating to the ETNs by purchasing or selling short the futures contracts included in the Eligible Indices, listed or over-the-counter options, futures contracts, swaps, or other derivative instruments relating to the Index or the futures contracts included in the Eligible Indices, or other instruments linked to the Index or the futures contracts included in the Eligible Indices, and adjust the hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, and to unwind the hedge by selling any of the foregoing, perhaps on or before the Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, adjust and unwind hedging transactions relating to other securities whose returns are

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linked to the Index. Any of these hedging activities may adversely affect the level of the Index—directly or indirectly by affecting the price of the futures contracts underlying the Eligible Indices or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the futures contracts included in the Eligible Indices—and therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. It is possible that we, our affiliates or third parties with whom we transact could receive substantial returns with respect to these hedging activities while the value of your ETNs declines or becomes zero.

We, our affiliates or third parties with whom we transact may also engage in trading in the futures contracts included in the Eligible Indices, or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the futures contracts included in the Eligible Indices, or instruments whose returns are linked to the Index or the futures contracts included in the Eligible Indices or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the futures contracts included in the Eligible Indices for our or their proprietary accounts, for other accounts under our or their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities could adversely affect the level of the Index—directly or indirectly by affecting the price of the futures contracts underlying the Eligible Indices or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the futures contracts included in the Eligible Indices—and therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. We may also issue, and we, our affiliates or third parties with whom we transact may also issue or underwrite, other ETNs or financial or derivative instruments with returns linked to changes in the level of the Index or the futures contracts underlying the Eligible Indices or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the futures contracts underlying the Eligible Indices. By introducing competing products into the marketplace in this manner, we, our affiliates or third parties with whom we transact could adversely affect the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date.

We or our affiliates may have economic interests adverse to those of the holders of the ETNs

CSI will act as the Calculation Agent for the ETNs. As Calculation Agent, CSI will make determinations with respect to the ETNs. Among other things, CSI or one of its affiliates is responsible for computing and disseminating the Closing Indicative Value. The determinations may be adverse to you.

As noted above, we, our affiliates or third parties with whom we transact, may engage in trading activities relating to the Index and futures contracts included in the Eligible Indices or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the futures contracts included in the Eligible Indices. These trading activities may present a conflict between your interest in your ETNs and the interests we, our affiliates or third parties with whom we transact will have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their customers and in accounts under our or their management. These trading activities, if they influence the level of the Index, could be adverse to your interests as a beneficial owner of your ETNs.

We, our affiliates or third parties with whom we transact, the Calculation Agent and their affiliates may have published, and in the future may publish, research reports with respect to the futures contracts included in the Eligible Indices and with respect to the Index. Any of these activities by us, our affiliates or third parties with whom we transact, the Calculation Agent or any of their affiliates may affect the levels of the Index and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, any such research reports should not be viewed as a recommendation or endorsement of the futures contracts included in the Eligible Indices, the Index or the ETNs in any way, and investors must make their own independent investigation of the merits of this investment.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time, and any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. See “—We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time” above.

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The policies of the Index Sponsor and changes that affect the Index could affect the Redemption Amount of your ETNs and their market value

The policies of the Index Sponsor concerning the calculation of the level of the Index and the manner in which changes affecting the futures contracts included in the Eligible Indices or options or futures contracts relating to the Index or the futures contracts included in the Eligible Indices are reflected in the level of the Index could affect the Redemption Amount of your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date and the market value of your ETNs prior to that date. The Redemption Amount of your ETNs and their market value could also be affected if the Index Sponsor changes these policies, for example by changing the manner in which it calculates the level of the Index, by adding, deleting or substituting the futures contracts composing the Eligible Indices, or if the Index Sponsor discontinues or suspends calculation or publication of the level of the Index, in which case it may become difficult to determine the market value of your ETNs. If events such as these occur, or if the level of the Index is not available because of a Market Disruption Event or for any other reason, the Calculation Agent may determine the level of the Index on the Valuation Date (including, without limitation, the Final Valuation Date, any Valuation Date in the Accelerated Valuation Period or Early Redemption Valuation Date), as the case may be.

A futures contract underlying an Eligible Index may be replaced if such futures contract is terminated or replaced on the exchange where it is traded

Each Eligible Index is composed of futures contracts on physical commodities (each, a “designated contract”). If any such designated contract were to be terminated or replaced by an exchange, a comparable futures contract, if available, would be selected by the Index Sponsor to replace that designated contract. The termination or replacement of any designated contract may have an adverse impact on the level of an Eligible Index and the Index and, therefore, the value of your ETNs.

The occurrence of a Market Disruption Event will affect the calculation of the Daily Index Factor, certain valuations and delay certain payments under the ETNs

If a Market Disruption Event occurs or is continuing on any Trading Day, the Calculation Agent will determine the Daily Index Factor on such Trading Day using an appropriate Closing Level of the Index for such Trading Day taking into account the nature and duration of such Market Disruption Event. In addition, if the determination of the settlement price for any Index Component on the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, due to a Market Disruption Event or otherwise, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three Business Days following the determination of such settlement price in respect of each Index Component for such Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date, any Early Redemption Date or the Acceleration Date. See “Specific Terms of the ETNs—Market Disruption Events” in this pricing supplement.

The Maturity Date may be postponed

In addition to the postponement for Market Disruption Events described above, if the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. We may also, at our option, extend the maturity of the ETNs for up to two additional five-year periods following the originally scheduled Maturity Date of June 15, 2033.

Suspension or disruptions of market trading in futures contracts may adversely affect the value of your ETNs

The markets for the futures contracts included in the Eligible Indices are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. In addition, some U.S. futures have regulations that limit

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the amount of fluctuation in some futures contract prices that may occur during a single Business Day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could affect the value of the Index and therefore could adversely affect the value of your ETNs.

The ETNs are not regulated by the Commodity Futures Trading Commission

The proceeds to be received by us from the sale of the ETNs will not be used to purchase or sell any commodities futures contracts or options on futures contracts for your benefit. An investment in the ETNs thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the ETNs will not constitute a direct or indirect investment by you in futures contracts), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the “CFTC”). The issuer of the ETNs, Credit Suisse, is not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the ETNs, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the ETNs will not be interests in a commodity pool, the ETNs will not be regulated by the CFTC as a commodity pool, Credit Suisse will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

The commodities futures contracts underlying the Index are subject to legal and regulatory regimes that may change in ways that could affect our ability to hedge our obligations under the ETNs, may have an adverse effect on the level of the Index and may lead to a Commodity Hedging Disruption Event, any of which may have a substantial and adverse impact on the value of the ETNs

The markets for futures contracts and options on futures contracts, including those futures contracts related to the commodities included in the Index, are subject to extensive regulations, and margin requirements. The CFTC and the exchanges on which such futures contracts trade are authorized to take certain actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices which may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures contracts and forward contracts. Additionally, these regulations could adversely affect the price of the underlying commodities futures and/or forward contracts and, therefore, the value of the ETNs.

The regulation of commodity transactions in the U.S. and other countries is subject to ongoing modification by government and judicial action. For example, pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the CFTC adopted interim and final position limits that would have applied to a party’s combined futures, options and swaps position in any one of 28 physical commodities and economically equivalent futures, options and swaps. These limits would have, among other things, expanded existing position limits applicable to options and futures contracts to apply to swaps and applied them across affiliated and controlled entities and accounts, and would have covered a number of commodity futures contracts included in the Index. The rules also would have narrowed the existing exemption from position limits for hedge positions. The CFTC’s position limits rules were to become effective on October 12, 2012, but a United States District Court vacated and remanded the position limits rules to the CFTC. The CFTC has appealed that ruling and it is uncertain at this time whether, when, and to what extent the CFTC’s position limits rules will become effective. If these rules do become effective, they may interfere with our ability to enter into or maintain hedge positions to hedge our obligations.

In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effects

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of any future regulatory change on the value of the ETNs is impossible to predict, but could be substantial and adverse to the interests of ETN holders.

We or our affiliates may be unable, as a result of such restrictions, to effect transactions necessary to hedge our obligations under the ETNs, in which case we may, in our sole and absolute discretion, accelerate the payment on your ETNs. If the payment on your ETNs is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please refer to “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” herein for more information.

The effects of any future regulatory change on the value of the ETNs is impossible to predict, but could be substantial and adverse to the interests of holders of the ETNs

Any future regulatory changes applicable to futures contracts and options on futures contract, including but not limited to changes resulting from the Dodd-Frank Act, which was enacted on July 21, 2010, may have a substantial adverse effect on the value of the ETNs. For example, if the CFTC’s position limit rules are ultimately upheld in an appeal or if substantially similar rules are re-proposed, adopted and implemented by the CFTC, such rules could interfere with our ability to enter into or maintain hedge positions in instruments subject to the limits, and consequently, we may need to decide, or be forced, to sell a portion, possibly a substantial portion, of our hedge position in such underlying commodity or futures contracts on such underlying commodity or related contracts. Similarly, other market participants would be subject to the same regulatory issues and could decide, or be required to, sell their positions in such underlying commodity or futures contracts on such underlying commodity or related contracts. While the effect of these or other regulatory developments are difficult to predict, if this broad market selling were to occur, it would likely lead to declines, possibly significant declines, in the price of such underlying commodity or futures contracts on such underlying commodity and therefore, could adversely affect the value of the ETNs.

We or our affiliates may be unable, as a result of restrictions imposed by such regulatory actions, to effect transactions necessary to hedge our obligations under the ETNs, in which case we may, in our sole and absolute discretion, accelerate the payment on your ETNs. If the payment on your ETNs is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please refer to “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” herein for more information.

A decision by an exchange on which the futures contracts included in the Eligible Indices are traded to increase margin requirements may affect the level of the Index and, as a result, the value of the ETNs

Futures exchanges require market participants to post collateral in order to open and keep open positions in futures contracts (i.e., the margin requirement). If an exchange increases the amount of collateral required to be posted to hold positions in the futures contracts included in the Eligible Indices, market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the levels of the Eligible Indices and the Index to decline significantly. As a result, the value of the ETNs that reference the prices of these contracts may be adversely affected.

The United States federal income tax treatment on the ETNs is uncertain and the terms of the ETNs require you to follow the treatment that we will adopt

The United States federal income tax consequences of an investment in your ETNs are uncertain, both as to the timing and character of any inclusion in income in respect of your ETNs. Some of these consequences are summarized below but you should read the more detailed discussion in “Material United States Federal Income Tax Considerations” in this pricing supplement and in the accompanying prospectus supplement and prospectus and also consult your tax advisor as to the tax consequences of investing in the ETNs.

By purchasing an ETN, you and we agree, in the absence of a change in law, an administrative determination or a judicial ruling to the contrary, to characterize such ETN for all tax purposes as a pre-paid financial contract with respect to the Index. Under this characterization of the ETNs, you generally should recognize capital gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and the amount you paid for the ETNs.

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Notwithstanding our agreement to treat the ETNs as a pre-paid financial contract with respect to the Index, the Internal Revenue Service (“IRS”) could assert that the ETNs should be taxed in a manner that is different than described in this pricing supplement. As discussed further below, the IRS has issued a notice indicating that it and the Treasury Department (“Treasury”) are actively considering whether, among other issues, you should be required to accrue ordinary income over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the ETNs could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

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The Index

The Credit Suisse Commodity Backwardation Total Return Index (the “Index”) is a long-only index of Credit Suisse Commodity Benchmark single commodity indices that are dynamically selected each month by using an “Allocation Model” as described further below. The Index seeks to reflect the potential returns available each month from taking a notional weighted long position in eight sub-indices from a universe of 24 eligible sub-indices (the “Eligible Indices”). Each of the Eligible Indices is a single-component index that takes a notional long position in futures contracts falling four to six months out on the futures curve of their respective commodities. The Eligible Indices take notional positions in futures contracts falling within the fourth, fifth and sixth months in equal unit amounts. Each month, the Allocation Model calculates the “Basis” for the commodities underlying each of the Eligible Indices, which is a measure of the degree of backwardation that each of the commodity markets underlying the Eligible Indices is currently experiencing, and then ranks each of the Eligible Indices by Basis of the underlying commodities. The eight Eligible Indices whose underlying commodities are exhibiting the highest level of backwardation (or lowest level of contango) are then included in the Index for that month (when so included, these eight Eligible Indices are referred to as the “Index Components”). The economic concepts of “backwardation” and “contango” are described more fully below. Because the Index is an index of indices, the Index gains exposure to commodities contracts by virtue of its exposure to the Index Components but it does not take positions in or gain direct exposure to any commodities futures contract.

Calculation of the Index

The overall return on the Index is generated by two components: (i) unleveraged returns on futures contracts on the physical commodities comprising the Index Components (the “Excess Return”) and (ii) the returns that correspond to the weekly announced interest rate for specified three-month U.S. Treasury Bills (the “Daily Accrual”).

On any Index Business Day, the Index level will equal: (1) the Index level for the previous Index Business Day times (2) the sum of (a) 1 plus (b) the Excess Return for that Index Business Day plus (c) the Daily Accrual for that Index Business Day.

The Excess Return represents the uncollateralized return of the commodity futures contracts underlying the Index Components over time. The Daily Accrual represents the rate of interest that could be earned on an investment at the three-month U.S. Treasury rate as reported on Bloomberg under ticker USB3MTA (or any successor ticker on Bloomberg or any successor service). The Daily Accrual on any Index Business Day will equal:

Where Tbillst-1 is the three-month treasury rate reported on Bloomberg on the prior Index Business Day and d is the number of calendar days from and including the immediately prior Index Business Day to but excluding the date of determination. The Daily Accrual is deemed to be zero on any day that is not an Index Business Day.

Commodity Futures Markets

Futures contracts on physical commodities are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. The futures contracts that underlie the Eligible Indices are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract provides for a specified settlement month in which the cash settlement is

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made or in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

Futures contracts are traded on organized exchanges, known as “designated contract markets.” At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant seeking to maintain its exposure to a futures contract on a particular commodity must close out its position in the expiring contract (referred to as the “front-month contract”) and establish a new position in a contract with a later-dated delivery month — a process referred to as “rolling”. For example, a market participant with a long position in November crude oil futures that seeks to maintain a position in the nearest delivery month may, as the November contract nears expiration, sells November futures, which serves to close out the existing long position, and buys December futures. This would “roll” the November position into a December position, and, when the November contract expires, the market participant would still have a long position in the first nearby delivery month.

Traditional commodity indices generally include a static group of commodities that does not change and generally roll the futures contracts for each month into the futures contract expiring in the next nearest delivery month. In contrast, the Eligible Indices, according to their respective index rules, take notional positions in futures contracts that fall within the fourth and sixth months on the futures curve and utilize a 15-Business Day roll period to diversify exposure across multiple weeks. The Index then uses the Allocation Model to determine which of the Eligible Indices will be included in the Index each month.

The return from investing in a futures contract derives from changes in the price of the relevant futures contract (the “price return”), any profit or loss realized when rolling the relevant futures contract (the “roll yield”) and any interest earned on the cash deposited as the initial margin for the purchase of the relevant futures contract (the “Treasury bill return”). A total return index comprised of futures contracts reflects returns from all three sources — price return, roll yield, and Treasury bill return. The Eligible Indices are excess return indices reflecting only the price return and roll yield of the underlying futures contracts. The Index, by contrast, is a total return index, reflecting the price return and roll yield of the futures contracts underlying the Eligible Indices, plus the Treasury bill return.

Roll yield may be generated as a result of holding futures contracts. When longer-dated contracts are priced lower than the nearer-dated contracts and spot prices, the market is in “backwardation”, and positive roll yield may be generated when higher-priced near-term futures contracts are “sold” to “buy” and hold lower-priced longer-dated contracts. When the opposite is true and longer-dated contracts are priced higher than the nearer contracts and spot prices, the market is in “contango”, and negative roll yields may result from the “sale” of lower-priced near-term futures contracts to “buy” and hold higher priced longer-dated contracts.

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Futures exchanges and clearing houses in the United States are subject to regulation by the Commodities Futures Trading Commission. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

Backwardation

The “futures curve” for a given commodity shows, as of a single point in time, the settlement price of futures contracts in that commodity along a spectrum of future delivery dates. If the futures curves for a particular commodity is in “backwardation”, the prices of the futures contracts with shorter-term expirations are higher than the prices of futures contracts with longer-term expirations, resulting in a downward-sloping futures curve. Conversely, if the futures curves for a particular commodity is in “contango” the prices of futures contracts with shorter term expirations are less than the prices of futures contracts with longer-term expirations, resulting in an upward-sloping futures curve. Historically, backwardated curves are associated with a number of economic factors, including low levels of physical inventory of the underlying commodity and relative scarcity of the commodity in the current market. The Index takes a notional long position in the Eligible Indices whose underlying commodities have the highest degree of backwardation (or lowest degree of contango). This is in part based on the investment thesis that commodities in backwardated markets may be experiencing greater levels of scarcity in the short term and, as a result, they have the potential to outperform commodities with lower degrees of backwardation (or higher degrees of contango) and lower relative scarcity. Current inventory levels of the relevant commodities affect this return, as inventories can help dampen the negative price effects of a demand spike or supply disruption. Low inventories are less effective in absorbing the shocks to commodities prices during a demand spike or supply disruption since they cannot be called upon as a source of supply when supply in the market is scarce. Taking a long position in Eligible Indices whose underlying commodities are in backwardation may also generate a positive roll yield, as higher-priced near-term futures contracts are notionally “sold” in order to notionally “buy” and hold lower-priced longer-dated contracts in the same commodities.

The level of the Index increases or decreases as a result of its exposure to the Index Components, which are the eight Eligible Indices whose underlying commodities are experiencing the highest levels of backwardation (or least level of contango) in a given month, as determined according to the Allocation Model. If there is any change in the identity of the Index Components from month to month, there is a “reweighting period” during which the new Index Components replace the Index Components from the previous month. This reweighting period takes place monthly and begins on the fifth Index Business Day of each month and ends on the ninth Index Business Day of each month, reweighting Index Components at a rate of 20% per day. By altering the Index’s exposure to the various Eligible Indices from month to month, the reallocation process allows the Index to gain exposure to long positions in the selected commodities and then reset the Index’s exposure on a monthly basis.

The Index replicates notional positions in the Index Components described below. There is no actual portfolio of assets in which any investor in the Index has any ownership or other interest. The Index will be governed by and calculated in accordance with a set of index rules summarized below.

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Index Components

The Eligible Indices, commodity exchanges, Bloomberg symbols, calculation agents and Sector Caps are set forth below in Table 1.

Table 1:
Eligible Indices

Eligible Index	Exchange	Bloomberg Index Ticker	Calculation Agent	Max Sector Allocation (#)	Max Sector Allocation (%)
Energy				6	75.0%
WTI Crude Oil	NYMEX	CSIXCLE2	CSI
Brent Crude Oil	ICE	CSIXBRE2	CSI
Heating Oil	NYMEX	CSIXHOE2	CSI
Gasoil	ICE	CSIXGOE2	CSI
RBOB Gasoline	NYMEX	CSIXRBE2	CSI
Natural Gas	NYMEX	CSIXNGE2	CSI
Industrial Metals				5	62.5%
Copper grade A.	LME	CSIXCUE2	CSI
Zinc high grade	LME	CSIXZNE2	CSI
Aluminum primary	LME	CSIXALE2	CSI
Nickel primary	LME	CSIXNIE2	CSI
Lead Standard	LME	CSIXPBE2	CSI
Precious Metals				2	25.0%
Gold	COMEX	CSIXGCE2	CSI
Silver	COMEX	CSIXSIE2	CSI
Agriculture				3	37.5%
SRW Wheat	CBOT	CSIXWHE2	CSI
HRW Wheat	KCBOT	CSIXKWE2	CSI
Corn	CBOT	CSIXCNE2	CSI
Soybeans	CBOT	CSIXSYE2	CSI
Sugar #11	ICE	CSIXSBE2	CSI
Cocoa	ICE	CSIXCCE2	CSI
Coffee “C” Arabica	ICE	CSIXKCE2	CSI
Cotton	ICE	CSIXCTE2	CSI
Livestock				1	12.5%
Live Cattle	CME	CSIXLCE2	CSI
Feeder Cattle	CME	CSIXFCE2	CSI
Lean Hogs	CME	CSIXLHE2	CSI

The Index is maintained and calculated by Credit Suisse International (the “Index Sponsor”) and is denominated in U.S. dollars. The Index Sponsor calculates the level of the Index at the close of business, New York time, on each Index Business Day with respect to the prior Index Business Day and publishes it under the ticker symbol “CSCUBKTR”, or any successor website thereto, shortly thereafter. The level of the Index is also reported on Bloomberg under the ticker symbol “CSCUBKTR <Index>” or any successor thereto. An “Index Business Day” is a day on which the Index is scheduled to be published, as determined by the NYSE Euronext Holiday Schedule. Any deviation from such Index Business Day schedule is ratified by the Framework Steering Committee and is announced in advance.

Index Component Selection using the Allocation Model

On the fourth Index Business Day for each calendar month (the “Allocation Calculation Date”) a process referred to as the Allocation Model is used to determine which eight of the 24 Eligible Indices will be Index Components and thus be included in the Index for the following month. The Index Components are chosen using the following steps:

Step 1: Observe the price of the Front Contract and Back Contract for each Eligible Index

The first step is to observe the price of the Front Contract and Back Contract for each Eligible Index. The “Front Contract” for each Eligible Index refers to the futures contract referenced by physical delivery period (“PDP”) position 1, as defined in the Credit Suisse Commodities Benchmark Operating Manual (the “Operating Manual”). The “Back Contract” for each Eligible Index refers to the futures contract referenced by PDP position 6, as defined in the Operating Manual. PDP positions 1 and 6 for each of the Eligible Indices for each calendar month are reproduced in Table 2, below.

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Table 2 ENERGY
PDP (Physical Delivery Period)	Futures Contract Reference Month
Calculation Month
WTI Crude Oil	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
1	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
6	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun
Brent Crude Oil
1	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb
6	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun
Heating Oil
1	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
6	Sep	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	Jun	Jun	Jun
Gasoil
1	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
6	Sep	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	Jun	Jun	Jun
RBOB Gasoline
1	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
6	Sep	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	Jun	Jun	Jun
Natural Gas
1	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
6	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun
INDUSTRIAL METALS
PDP (Physical Delivery Period)	Futures Contract Reference Month
Calculation Month
Copper Grade A.	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
1	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
6	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun
Zinc high grade
1	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
6	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun
Aluminum primary
1	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
6	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun
Nickel primary
1	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
6	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun
Lead Standard
1	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
6	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun

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PRECIOUS METALS
PDP (Physical Delivery Period)	Futures Contract Reference Month
Calculation Month
Gold	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
1	Feb	Apr	Apr	Jun	Jun	Aug	Aug	Dec	Dec	Dec	Dec	Feb
6	Aug	Aug	Dec	Dec	Dec	Dec	Feb	Feb	Apr	Apr	Jun	Jun
Silver
1	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
6	Jul	Dec	Dec	Dec	Dec	Dec	Mar	Mar	Mar	May	May	Jul
AGRICULTURE
PDP (Physical Delivery Period)	Futures Contract Reference Month
Calculation Month
SRW Wheat	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
1	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
6	Jul	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	May	May	Jul
HRW Wheat
1	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
6	Jul	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	May	May	Jul
Corn
1	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
6	Jul	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	May	May	Jul
Soybeans
1	Mar	Mar	May	May	Jul	Jul	Nov	Nov	Nov	Nov	Jan	Jan
6	Jul	Nov	Nov	Nov	Nov	Jan	Jan	Mar	Mar	May	May	Jul
Sugar #11
1	Mar	Mar	May	May	Jul	Jul	Oct	Oct	Oct	Mar	Mar	Mar
6	Jul	Oct	Oct	Oct	Mar	Mar	Mar	Mar	Mar	May	May	Jul
Cocoa
1	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
6	Sep	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	May	May	Sep
Coffee “C” Arabica
1	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
6	Sep	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	May	May	Sep
Cotton
1	Mar	Mar	May	May	Jul	Jul	Dec	Dec	Dec	Dec	Dec	Mar
6	Jul	Dec	Dec	Dec	Dec	Dec	Mar	Mar	Mar	May	May	Jul
LIVESTOCK
PDP (Physical Delivery Period)	Futures Contract Reference Month
Calculation Month
Live Cattle	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
1	Feb	Apr	Apr	Jun	Jun	Aug	Aug	Oct	Oct	Dec	Dec	Feb
6	Aug	Aug	Oct	Oct	Dec	Dec	Feb	Feb	Apr	Apr	Jun	Jun
Feeder Cattle
1	Mar	Mar	Apr	May	Aug	Aug	Aug	Sep	Oct	Nov	Jan	Jan
6	Aug	Aug	Sep	Oct	Nov	Jan	Jan	Mar	Mar	Apr	May	Aug
Lean Hogs
1	Feb	Apr	Apr	Jun	Jun	Jul	Aug	Oct	Oct	Dec	Dec	Feb
6	Jul	Aug	Oct	Oct	Dec	Dec	Feb	Feb	Apr	Apr	Jun	Jun

PS-41

Step 2: Calculate the Basis for each Eligible Index

The second step is to calculate the “Basis” for the commodities underlying each Eligible Index, which is a measure of the degree of backwardation currently experienced by the futures market for the applicable commodity. The Basis is the ratio of the Front Contract futures price and the Back Contract futures price, adjusted by an annualization factor that is based on the difference between the number of days until the expiration dates of the Front Contract and Back Contract.

Where:

c	the Index Component c
t	the Allocation Calculation Date
Pc,1,t	for an Index Component c, the price of the Front Contract on an Index Business Day t
Pc,2,t	for an Index Component c, the price of the Back Contract on an Index Business Day t
LTDc,1	for an Index Component c, the Last Trading Date (as defined below) of the Front Contract
LTDc,2	for an Index Component c, the Last Trading Date (as defined below) of the Back Contract
Basisc,t	for an Index Component c, the Basis associated with the underlying commodity at time t.

In respect of a futures contract comprising an Index Component, the “Last Trading Day” is the earlier of (i) the final day on which such futures contract is traded prior to the expiry date of such futures contract or (ii) the final day on which such futures contract is traded prior to the beginning of the notice period for physical delivery.

Step 3: Rank the Eligible Commodities by Basis.

The third step is to rank the Eligible Indices in descending order of the Basis of the underlying commodity and select the top eight Eligible Indices, subject to the Sector Caps. In the case that one or more Sector Caps is exceeded, the Eligible Indices within such sector(s) whose commodities have the lowest Basis are de-selected, and, the Eligible Indices not within such sector whose commodities have the next highest Basis as per the ranking are selected, until the sum of the Target Investment Weights (as described in Step 4) equals 100%.

Step 4: Assign Target Investment Weights to each of the top eight Eligible Indices

The final step is to allocate a “Target Investment Weight” of 12.5% to each of the top eight ranking Eligible Indices by Basis, which are referred to as the Index Components for that particular month. Eligible Indices that do not rank in the top eight are allocated a target weight of 0% and will not be included in the Index for the following month.

The Framework Steering Committee and the Index Advisory Committee

Credit Suisse International (“CSI”), as sponsor of the Index (the “Index Sponsor”), has established a Framework Steering Committee responsible for overseeing the determination of the general framework for its commodity indices and making decisions on any amendments to the Index operating procedures. Any amendment to the Index operating procedures should be recommended by the Index Advisory Committee pertaining to the Index.

PS-42

The Framework Steering Committee consists of members appointed by the Index Sponsor. The members may be comprised of senior management within CSI or individuals of companies not affiliated with Credit Suisse. All members bring substantial experience in the commodity markets.

Index Sponsor

The Index Sponsor shall be the final authority of the interpretation of the Index’s operating procedures and retains the final authority as to the manner in which the Index is calculated and constructed. CSI shall apply the existing Index operating procedures in a reasonable manner, and in doing so may rely upon various sources of information (including commodity index prices and settlement and/or closing futures prices).

Disruption Events

Commodity Disruption Events

Where, in the determination of the Index Sponsor, a Commodity Disruption Event (as defined below) has occurred or exists and subsists in respect of any Index Business Day (a “Disrupted Valuation Day”), the Index Sponsor may in respect of such Disrupted Valuation Day (i) determine the Index level on the basis of estimated or adjusted data and publish an estimated level of the Index and/or (ii) following such Disrupted Valuation Day(s), adjust (for the purposes of calculating the Index) the prices of the futures contracts (or any other dependent values) underlying any Disrupted Index Component (as defined below) within the Index.

If any Index Business Day during the Roll Period is a Disrupted Valuation Day, each Index Component that was affected by such Commodity Disruption Event (a “Disrupted Index Component”) will not be reweighted on that day and the roll weights for each Disrupted Index Component will remain identical to the values they had on the Index Business Day immediately preceding the Disrupted Valuation Day. Each Disrupted Index Component will be reweighted on the next Index Business Day on which no Commodity Disruption Event occurs or is continuing in relation to the relevant Index Component. If the three following Index Business Days are Disrupted Valuation Days (referred to as an “Extended Disruption Period”), the Framework Steering Committee, in conjunction with the Index Advisory Committee, may determine, in good faith and in a reasonable commercial manner, on the earlier of (a) three Index Business Days following the initial Disrupted Valuation Day or (b) the Last Trading Day of the relevant Index Component, the relevant price of the related futures contract for each such Disrupted Index Component in respect of the Index Business Day following the Extended Disruption Period. In respect of a futures contract comprising an Index Component, the “Last Trading Day” is the earlier of (i) the final day on which such futures contract is traded prior to the expiry date of such futures contract or (ii) the final day on which such futures contract is traded prior to the beginning of the notice period for physical delivery.

In the determination of the Index Sponsor, the following events are each referred to as “Commodity Disruption Events”:

Any suspension of or limitation imposed on trading by any stock exchange, futures exchange or other exchange (each an “Exchange”) on which any commodity futures contract referenced (albeit notionally) as an underlying of an Index Component is quoted whether by reason of movements in price exceeding limits permitted by any relevant Exchange or otherwise, which, taking into account all relevant Exchanges, represents a material percentage amount in aggregate weight of the relevant Index Component, as determined by the Index Sponsor;

Any event that disrupts or impairs (as determined by the Index Sponsor) the ability of market participants in general to effect transactions in, or obtain market values for any commodity futures contract referenced (albeit notionally), which represents a material percentage amount in aggregate weight of the relevant Index Component, as determined by the Index Sponsor;

An event resulting in a breakdown in any means of communication or a procedure normally used to enable the determination of the Index level, or any other event, in the determination of the Index Sponsor, that prevents the prompt or accurate determination of the Index level, or the Index Sponsor concludes that as a consequence of any event, the last reported Index level should not be relied upon;

PS-43

The Index Sponsor reasonably believes that the Index methodology has determined an Index level that cannot be relied upon;

The failure, suspension or postponement of any calculation within the Index methodology in respect of any Index Business Day; or

Either (A) the adoption of or any change in applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including action taken by a taxing authority) which, in the determination of CSI as Calculation Agent in respect of the Index (in its sole discretion) would (i) make it illegal for the Calculation Agent to perform its duties or (ii) cause the Calculation Agent to incur a materially increased cost in performing its obligations (including, without limitation, due to any increase in tax liability, decrease in tax benefit or other adverse effect on its tax position).

Market Emergency

The Framework Steering Committee, in consultation with the Index Advisory Committee, will declare a Market Emergency when the circumstances are deemed to have a material effect on the tradability of the Index.

In such circumstances, the Framework Steering Committee may need to take immediate actions it deems appropriate to ensure that the integrity of the Index is preserved, including when necessary the suspension of the publication of the Index.

Historical Information

Publication of the Index began on February 21, 2012. Therefore the Index has very limited actual performance history.  No actual investment in securities linked to the Index was possible prior to February 21, 2012.

The following graph sets out the retrospectively calculated performance of the Index from September 3, 2002 to February 20, 2012 and the historical performance from February 21, 2012 to May 20, 2013. Because the Index was published beginning only on February 21, 2012, we have calculated the retrospective performance of the Index based on historical data. We obtained the closing levels below from Bloomberg, without independent verification. See “The Index” for a description of the methodology applicable to the Index.

You should not take the historical levels or retrospectively calculated levels of the Index as an indication of future performance of the Index. Any historical upward or downward trend in the level of the Index during any period set forth in the graph below is not an indication that the Index is more or less likely to increase or decrease during the future. You should refer to “Risk Factors—Risk Factors Relating to the Index—The Index has very limited performance history and may perform in unexpected ways. Any historical and retrospectively calculated performance of the Index should not be taken as an indication of the future performance of the Index”. The Closing Level of the Index on May 20, 2013 was 17,523.05. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

PS-44

DESCRIPTION OF THE ETNS

The market value of the ETNs will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the ETNs more than any other factor. Other factors that may influence the market value of the ETNs include, but are not limited to, the path and volatility of the Index; the prevailing market prices of options on the Index and other financial instruments related to the Index; supply and demand for the ETNs, including inventory positions with any market maker; the volatility of the Index; prevailing rates of interest; the volatility of securities markets; economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price or forward volatility of commodities markets or the futures contracts included in the Eligible Indices; the general interest rate environment; the perceived creditworthiness of Credit Suisse; supply and demand in the listed and over-the-counter commodity derivative markets; and supply and demand as well as hedging activities. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the ETNs prior to maturity.

Intraday Indicative Value

The “Intraday Indicative Value” of the ETNs will be calculated and published every 15 seconds on each Trading Day during normal trading hours under the Bloomberg ticker symbol “CSCR.IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index.

If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

The Intraday Indicative Value calculation is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, acceleration or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published levels of the Index from the Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the Intraday Indicative Value of your ETNs. The actual trading price of the ETNs may be different from their Intraday Indicative Value. CSI or its affiliate is responsible for computing and disseminating the Closing Indicative Value.

The actual trading prices of the ETNs may vary significantly from their Intraday Indicative Values. The trading prices of the ETNs at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists.

Because the Eligible Indices are composed of notional futures contracts on commodities, some of which may trade primarily in European markets, certain Index Components may reach their final level for such Index Business Day before the close of trading on NYSE Arca. As a result, for so long as the ETNs are listed for trading on NYSE Arca, the ETNs may continue to trade in the afternoon on each Trading Day for a period of time after the value of certain Index Components has been fixed for that Trading Day.

The actual trading prices of the ETNs may vary significantly from the Intraday Indicative Value and the Closing Indicative Value.

The Intraday Indicative Value and the Closing Indicative Value of the ETNs are not the same as the closing price or any other trading price of such ETNs in the secondary market. The Closing Indicative Value on each calendar day following the Inception Date will be equal to (1)(a) the Closing Indicative Value on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is less than or equal to zero at any time or the Closing Indicative Value equals zero. The Closing Indicative Value will be published on each Trading Day under the Bloomberg ticker symbol “CSCR.IV”. If your ETNs have not been previously redeemed or

PS-45

accelerated, at maturity you will receive for each $20.00 stated principal amount of your ETNs a cash payment equal to the arithmetic average of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date, as calculated by the Calculation Agent. If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, if applicable.

The Intraday Indicative Value of the ETNs will be calculated and published every 15 seconds on each Trading Day during normal trading hours under the Bloomberg ticker symbol ”CSCR.IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value is equal to or less than zero at any time, the Closing Indicative Value on that day, and all future days, will be zero.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of such ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option), in which case investors will receive a cash payment based on the Closing Indicative Value as described below. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected, including an increase in the premium purchase price of the ETNs over the Intraday Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs.

The ETNs may be redeemed or accelerated at any time, subject to the conditions described in this pricing supplement.

As discussed in “Specific Terms of the ETNs—Payment Upon Early Redemption” below, you may, subject to certain restrictions, choose to offer your ETNs for redemption by Credit Suisse on any Business Day during the term of the ETNs beginning on June 11, 2013 (for an anticipated June 12, 2013 Early Redemption Valuation Date and an anticipated Early Redemption Date of June 17, 2013) through June 2, 2033 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) (for an anticipated June 3, 2033 Early Redemption Valuation Date and an anticipated Early Redemption Date of June 8, 2033 or, if the maturity of the ETNs is extended, an Early Redemption Valuation Date four scheduled Trading Days prior to the scheduled Final Valuation Date, as extended, and an Early Redemption Date one scheduled Business Day prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs to Credit Suisse for redemption, you must offer at least the applicable Minimum Redemption Amount at one time for redemption by Credit Suisse on any Early Redemption Date.

In addition, we have the right to accelerate the ETNs in whole or in part at any time on any Business Day occurring on or after the Inception Date or upon the occurrence of certain events described herein. Upon an acceleration of all of the outstanding ETNs, you will receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof.

The last date on which Credit Suisse will redeem your ETNs at your option will be June 3, 2033 (or, if the maturity of the ETNs is extended, one scheduled Business Day prior to the scheduled Maturity Date, as extended). As such, you must offer your ETNs for redemption no later than June 2, 2033 (or, if the maturity of the ETNs is

PS-46

extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Intraday Indicative Value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Split or Reverse Split of the ETNs

The Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If the Calculation Agent decides to initiate a split or reverse split, the Calculation Agent will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. For example, if the ETNs undergo a 1-for-4 reverse split, holders who own a number of ETNs on the relevant record date that is not evenly divisible by 4 will receive the same treatment as all other holders for the maximum number of ETNs they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” ETNs in a manner determined by the Calculation Agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the Closing Indicative Value of the ETNs on a specified Trading Day following the announcement date.

A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.

PS-47

SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement dated March 23, 2012 and prospectus which also contain a detailed summary of additional provisions of the ETNs and of the senior indenture, dated as of March 29, 2007, as amended, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the proceeds to Credit Suisse on the front cover of this pricing supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Coupon

We will not make any coupon or interest payment during the term of the ETNs.

Denomination

We will offer the ETNs in denominations of $20.00 stated principal amount. ETNs issued in the future may be issued at a price higher or lower than the stated principal amount, based on the most recent Closing Indicative Value of the ETNs at that time.

Payment at Maturity

If you hold your ETNs to maturity, you will receive a cash payment on June 15, 2033 (the “Maturity Date”) (or, if the maturity of the ETNs is extended, on the scheduled Maturity Date, as extended) that is linked to the percentage change in the Closing Level of the Index from the Inception Date to the Closing Level calculated on the Final Valuation Date. Your cash payment at maturity will be equal to the “Final Indicative Value”, which will be the arithmetic average of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final Valuation Period”), as calculated by the Calculation Agent. We refer to the amount of such payment as the “Maturity Redemption Amount”. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on the Final Valuation Date, the Maturity Date will be postponed until the date three Business Days following the determination of the settlement price for each Index Component with respect to such Final Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

The scheduled Maturity Date is initially June 15, 2033, but may be extended at our option for up to two additional five-year periods. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

PS-48

If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.

The Closing Indicative Value on the Inception Date will be $20.00 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date will be equal to (1)(a) the Closing Indicative Value on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee for on such calendar day. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. The Closing Indicative Value for each Trading Day will be published on such Trading Day under the Bloomberg ticker symbol “CSCR.IV”. The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their indicative value at such time. See “Description of the ETNs—Intraday Indicative Value.” If the ETNs undergo a split or reverse split, the Closing Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). Such adjustment may adversely affect the trading price and liquidity of the ETNs. CSI is responsible for computing and disseminating the Closing Indicative Value.

A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Eligible Index Business Day for each of the Index Components.

An “Index Business Day” is a day on which the level of the Index is calculated and published.

With respect to any Index Component, an “Eligible Index Business Day” is a day on which trading is generally conducted on any markets on which such Index Component is traded.

An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and Nasdaq.

The “Daily Index Factor” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.

On any calendar day, the “Daily Investor Fee” will be equal to the product of (1)(a) the Closing Indicative Value on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee divided by (b) 365. The “Investor Fee” will be equal to 0.85%.

The ETNs do not guarantee any return of principal. If the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge, if applicable) over the term of the ETNs, you will receive less than your initial investment amount at maturity, upon early redemption or acceleration of the ETNs. See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the initial Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the Daily Investor Fee affects the overall value of the ETNs.

The “Closing Level” of the Index on any Index Business Day will be the closing level published on Bloomberg under the ticker symbol “CSCUBKTR <Index>” or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agent, provided that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

PS-49

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until June 15, 2033 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “—Redemption Procedures.”

You must offer for redemption at least 50,000 ETNs or an integral multiple of 50,000 ETNs in excess thereof at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSI as the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to redeem will remain the same.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.

The “Early Redemption Charge” will equal up to 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, if applicable, and will be calculated by the Calculation Agent.

Redemption Procedures

If you wish to offer your ETNs to Credit Suisse for redemption, your broker must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;
•	Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

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You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable.

Any ETNs previously redeemed by us at your option will be cancelled on the Early Redemption Date. Consequently, as of such Early Redemption Date, the redeemed ETNs will no longer be considered outstanding.

Acceleration at Our Option or Upon an Acceleration Event

We have the right to accelerate the ETNs, in whole or in part, on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs (an “Event Acceleration”). Upon an acceleration of all of the outstanding ETNs, you will receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof. We will provide at least five Business Days’ notice of any ETNs to be accelerated and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part, relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

In the case of an Optional Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Event Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five consecutive Trading Days, the first Trading Day of which shall be the day on which we give notice of such Event  Acceleration (or, if such day is not a Trading Day, the next following Trading Day).  In the case of an acceleration of less than all outstanding ETNs, the “Accelerated Valuation Date” will be the first Trading Day following the date of our notice of acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”).  We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

Any ETNs previously redeemed by us at your or our option or accelerated following an Acceleration Event will be cancelled on the Early Redemption Date or the Acceleration Date, as applicable. Consequently, as of such Early Redemption Date or the Acceleration Date, as applicable, the redeemed ETNs will no longer be considered outstanding.

An “Acceleration Event” means:

(a)	an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction
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in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for CSI to hold, acquire or dispose of the futures contracts included in the Eligible Indices or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Eligible Indices (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on any of these parties’ ability to perform their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSI, as the Calculation Agent;
(b)	any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal for CSI to hold, acquire or dispose of the futures contracts included in the Eligible Indices or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Eligible Indices (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on the ability of the Issuer, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSI, as the Calculation Agent;
(c)	any event that occurs on or after the Inception Date that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for CSI to hold, acquire or dispose of the futures contracts included in the Eligible Indices or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Eligible Indices (including but not limited to exchange-imposed position limits), (ii) for the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the ETNs or (iii) for us to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSI, as the Calculation Agent;
(d)	any event, as determined by us or CSI, as the Calculation Agent, that we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset; or
(e)	as determined by CSI, as the Calculation Agent, the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable.

“Primary Exchange” means the primary exchange on which futures contracts included in the Eligible Indices are traded, as determined by the Calculation Agent.

“Related Exchange” means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) for the overall market for futures or options contracts relating to (i) the Index or (ii) the futures contracts included in the Eligible Indices.

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Any ETNs accelerated following an Acceleration Event will be cancelled on the Acceleration Date. Consequently, as of such Acceleration Date, the ETNs will no longer be considered outstanding.

Market Disruption Events

A “Market Disruption Event” is the occurrence on any date or any number of consecutive dates of any one or more of the following circumstances:

(a) a termination or suspension of, or a material limitation or disruption in trading in one or more exchange-traded futures contracts included in:

(i) the Eligible Indices currently included in the Index (or the relevant successor index) (an “Index Component”) or (ii) any Eligible Index that was not previously an Index Component selected by the Allocation Model to be a new Index Component for any given month that prevents the relevant exchange on which such futures contract is traded from establishing an official settlement price for such futures contract as of the regularly scheduled time;

(b) the settlement price for any relevant exchange-traded futures contract is a “limit price,” which means that the settlement price for such futures contract for a day has increased or decreased from the previous day’s settlement price by the maximum amount permitted under applicable exchange rules;

(c) failure by the applicable exchange or other price source to announce or publish the settlement price of a relevant futures contract;

(d) failure of the sponsor of the Index (or the relevant successor index) to publish the value of the Index (or the relevant successor index), subject to certain adjustments below; or

(e) the occurrence since the Inception Date of a material change in the formula for or the method of calculating the value of the Index.

If the Calculation Agent determines that a Market Disruption Event exists with respect to any relevant exchange-traded futures contract on any Valuation Date (including, without limitation, the Final Valuation Date, the Early Redemption Valuation Date or any Valuation Date in the Accelerated Valuation Period or Final Valuation Period), then the Calculation Agent will determine the Closing Level of the Index in the following manner: the official settlement price for the affected futures contract will be the official settlement price for the first subsequent Index Business Day upon which no Market Disruption Event with respect to such futures contract occurs, and for any relevant futures contract that does not experience a Market Disruption Event on the originally scheduled Valuation Date, the official settlement price for such futures contract as published by the relevant exchange on the originally scheduled Valuation Date. If the Calculation Agent determines that a Market Disruption Event exists with respect to any relevant futures contract on each of the five underlying Index Business Days immediately following the originally scheduled Valuation Date, on the sixth succeeding Index Business Day after the original Valuation Date, the Calculation Agent will determine the settlement price for such futures contract on that date (and, in the case of a Valuation Date that occurs within the Final Valuation Period, such settlement price shall also be used as the settlement price for every subsequent day during the Final Valuation Period) using its good faith estimate of the price for such futures contract at the time such determination is made on such sixth succeeding Index Business Day. As a result of the foregoing, the Closing Level of the Index may differ substantially from the level of the Index that would have been obtained in the absence of a Market Disruption Event.

If the Calculation Agent determines that a Market Disruption Event exists in respect to the Index (but not in respect of any relevant futures contract) on a Valuation Date, then the Calculation Agent will determine the level of the Index using the official settlement prices on such Valuation Date on the relevant exchanges of each relevant futures contract included in the Index as of the valuation time on such Valuation Date.

If the determination of the settlement price for any relevant futures contract on the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the

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Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three Business Days following the date of such determination, as postponed.

Commodity Hedging Disruption Events

If a Commodity Hedging Disruption Event (as defined below) occurs, we will have the right, but not the obligation, to accelerate the payment on the ETNs by providing, or causing the Calculation Agent to provide, written notice of our election to exercise such right to the trustee at its New York office, on which notice the trustee may conclusively rely, as promptly as possible and in no event later than the Business Day immediately following the day on which such Commodity Hedging Disruption Event occurred. The amount due and payable per $20.00 principal amount of ETNs upon such early acceleration will be determined by the Calculation Agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth Business Day following the day on which the Calculation Agent delivers notice of such acceleration. We will provide, or will cause the Calculation Agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the Depository Trust Company (“DTC”) of the cash amount due with respect to the ETNs as promptly as possible and in no event later than two Business Days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of a Commodity Hedging Disruption Event.

A “Commodity Hedging Disruption Event” means that:

(a) due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the CFTC or any exchange or trading facility), in each case occurring on or after the Inception Date of the ETNs, the Calculation Agent determines in good faith that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the ETNs (“hedge positions”), including, without limitation, if such hedge positions are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the Calculation Agent to determine which of the hedge positions are counted towards such limit); or

(b) for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the Calculation Agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the ETNs, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Default Amount on Acceleration

For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the principal amount of that ETN. Although the terms of the ETNs may differ from those of the other senior medium-term notes, holders of specified percentages in principal amount of all senior medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the senior medium-term notes, including the ETNs. This action may involve changing some of the terms that apply to the senior medium-term notes, accelerating the maturity of the senior medium-term notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) after a default or waiving some of our obligations under the indenture.

In case an event of default (as defined in the accompanying prospectus) with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by CSI, as the Calculation Agent, and will equal, for each ETN that you then hold, the Closing

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Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects. If there is substantial demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we stop selling additional ETNs, the trading price and liquidity of the ETNs could be materially and adversely affected. The maximum aggregate stated principal amount of ETNs linked to the Indices that we will issue under this pricing supplement will be $100,000,000, less the amount of such ETNs outstanding at any time. However, we have no obligation to issue up to this amount or any specific amount of ETNs and, in our sole discretion, may issue ETNs in excess of this amount.

We have no obligation to take your interests into account when deciding to issue additional securities. If, on any Valuation Date on which we price an additional ETN creation, a Market Disruption Event occurs or is continuing, we will determine the Closing Level of the Index applicable to such creation in accordance with the procedures under “—Market Disruption Events” in this pricing supplement.

Discontinuation or Modification of the Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”), as applicable, by reference to the Successor Index.

If the Calculation Agent determines that the publication of the Index is discontinued and there is no Successor Index, the Calculation Agent will determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the futures contracts included in the Eligible Indices or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the futures contracts included in the Eligible Indices or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the applicable Redemption Amount is equitable.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of the Calculation Agent

Credit Suisse International (“CSI”), an affiliate of ours, will serve as the Calculation Agent. The Calculation Agent will, in its reasonable discretion, make all calculations and determinations regarding the value of the ETNs, including at maturity, upon early redemption or acceleration, Market Disruption Events (see “—Market

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Disruption Events”), Business Days and Trading Days, the Daily Investor Fee amount, the Daily Accrual, the Closing Level of the Index on any Index Business Day, the Maturity Date, any Early Redemption Dates, the Acceleration Date, the amount payable in respect of your ETNs at maturity, upon early redemption or acceleration and any other calculations or determinations to be made by the Calculation Agent as specified herein. CSI will have the sole ability to make determinations with respect to reduction of the Minimum Redemption Amount, certain Acceleration Events, calculation of default amounts and whether a Market Disruption Event has occurred, and will have the sole responsibility to calculate and disseminate the Closing Indicative Value and the Intraday Indicative Value and make determinations regarding a Trading Day. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the Calculation Agent.

Although CSI obtains information for inclusion in or for use in calculations related to the ETNs from sources that CSI considers reliable, neither CSI nor any other party guarantees the accuracy and/or the completeness of the Index or any data included therein or any calculations made with respect to the ETNs. Without limiting any of the foregoing, in no event shall CSI or any other party have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

If the Calculation Agent ceases to perform its role as described in this pricing supplement, we will either, at our sole discretion, perform such role, appoint another party to do so or accelerate the ETNs.

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CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the net proceeds from this offering for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from this offering to hedge our obligations under the ETNs.

One or more of our affiliates before and following the issuance of the ETNs may acquire or dispose of the futures contracts included in the Eligible Indices, or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the Index to hedge our obligations under the ETNs. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the Index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of the Index, there can be no assurance that the level of the Index will not be affected.

From time to time after issuance and prior to the maturity of the ETNs, depending on market conditions (including the level of the Index), in connection with hedging certain of the risks associated with the ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, futures contracts, swaps, or other derivative or synthetic instruments relating to the Index or the futures contracts included in the Eligible Indices or other instruments linked to the Index or the futures contracts included in the Eligible Indices. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the futures contracts included in the Eligible Indices. Any of these hedging activities could affect the value of the futures contracts included in the Eligible Indices, and accordingly the level of the Index, the value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the Final Valuation Date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the level of the Index and, as a consequence, the market value of the ETNs and the amount payable at maturity, upon early redemption or acceleration. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

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Material UNITED STATES Federal Income Tax Considerations

The following discussion summarizes material U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,
•	a mutual fund,
•	a tax-exempt organization,
•	a grantor trust,
•	certain U.S. expatriates,
•	an insurance company,
•	a dealer or trader in securities or foreign currencies,
•	a person (including traders in securities) using a mark-to-market method of accounting,
•	a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or
•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the Securities

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities. In the opinion of Milbank, Tweed, Hadley & McCloy LLP, acting as special tax counsel (“Special Tax Counsel”), for U.S. federal income tax purposes, your securities should be treated as a prepaid financial contract, with respect to the Index that is eligible for open transaction treatment. Thus, we intend to so treat the securities. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the securities, you, agree to treat your securities for all tax purposes in accordance with such characterization. In light of the fact that we agree to treat the securities as a prepaid financial contract, the balance of this discussion assumes that the securities will be so treated.

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You should be aware that the characterization of the securities as described above is not certain, and the opinion of Special Tax Counsel is not binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the securities constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your securities. If the securities were to be treated as contingent payment debt instruments (one of the requirements of which is that they have a term of more than one year), you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield. The characterization of securities as contingent payment debt instruments under these rules is likely to be adverse. However, if the securities had a term of one year or less, the rules for short-term debt obligations would apply rather than the rules for contingent payment debt instruments. Under Treasury regulations, a short-term debt obligation is treated as issued at a discount equal to the difference between all payments on the obligation and the obligation’s issue price. A cash method U.S. Holder that does not elect to accrue the discount in income currently should include the payments attributable to interest on the security as income upon receipt. Under these rules, any contingent payment would be taxable upon receipt by a cash basis taxpayer as ordinary interest income. The rules for recognition of income by an accrual method taxpayer on such a security are not clear, however. You should consult your tax advisor regarding the possible tax consequences of characterization of the securities as contingent payment debt instruments or short-term debt obligations.

It is also possible that the IRS would seek to characterize your securities as as regulated futures contracts or options that may be subject to the provisions of Code section 1256. In such case, the securities would be marked to market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

In accordance with the agreed-upon tax treatment described above, upon receipt of the redemption amount of the securities from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the security at that time. For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at maturity. For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations.

Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the security (generally its cost). For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at the time of disposition. For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss.

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However, even if the agreed-upon tax characterization of the securities (as described above) were upheld, it is possible that the IRS could assert that each reconstitution or rebalancing (collectively, "Rebalancing") of the Index is considered a taxable event to you. If the IRS were to prevail in treating each Rebalancing of the Index as a taxable event, you would recognize capital gain and, possibly, loss on the securities on the date of each Rebalancing to the extent of the difference between the fair market value of the securities and your adjusted basis in the securities at that time. Such gain or loss generally would be short-term capital gain or loss.

Medicare Tax

For taxable years beginning after December 31, 2012, certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. person’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year. “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the securities) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities). Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain. Any interest earned or deemed earned on the securities and any gain on sale or other taxable disposition of the securities will be subject to the Medicare Tax. If you are an individual, estate, or trust, you are urged to consult with your tax advisor regarding application of Medicare Tax to your income and gains in respect of your investment in the securities.

Securities Held Through Foreign Entities

Under the “Hiring Incentives to Restore Employment Act” (the “Act” or “FATCA”) and recently finalized regulations, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to foreign financial institutions (as defined in the regulations or an applicable intergovernmental agreement) (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account. “Withholdable payments” include (1) payments of interest (including original issue discount), dividends, and other items of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States. “Passthru payments” generally are certain payments attributable to withholdable payments. The Act also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. We do not intend to treat payments on the securities as withholdable payments for these purposes. However, since we are a foreign financial institution under the relevant regulations, a portion of payments we make with respect to the securities may be treated as passthru payments. Withholding under the Act described above will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law. Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity. Pursuant the recently finalized regulations described above and subject to the exceptions described below, the Act’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) made after December 31, 2013, (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2016, and (iii) passthru payments made after the later of December 31, 2016, or six months after the date that final regulations defining the term ”foreign passthru payment” are published. Additionally, the provisions of the Act discussed above generally will not apply to obligations (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that are outstanding on January 1, 2013.

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Non-U.S. Holders Generally

In the case of a holder of the securities that is not a U.S. Holder (a “Non-U.S. Holder”) and has no connection with the United States other than holding its securities, payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met. Any effectively connected gains described in clause (1) above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice on Certain Financial Transactions

In Notice 2008-2, the IRS and the Treasury Department stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on (1) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (2) whether income and gain on such an instrument should be ordinary or capital, and (3) whether foreign holders should be subject to withholding tax on any deemed income accrual. Additionally, unofficial statements made by IRS officials have indicated that they will soon be addressing the treatment of prepaid forward contracts in proposed regulations.

Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof.  Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income.  It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis).  You are urged to consult your tax advisor regarding Notice 2008-2 and its possible impact on you.

More recently, on January 24, 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted as proposed, the effect of that legislation generally would be to require instruments such as the securities acquired after December 31, 2013, to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. A similar proposal was contained in the Administration’s Fiscal Year 2014 Revenue Proposals. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Information Reporting Regarding Specified Foreign Financial Assets

The Act and temporary and proposed regulations generally require individual U.S. Holders (“specified individuals”) and “specified domestic entities” with an interest in any “specified foreign financial asset” to file an annual report on new IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the

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taxable year or $75,000 at any time during the taxable year. Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report. The proposed regulations relating to specified domestic entities apply to taxable years beginning after December 31, 2011. Under the proposed regulations, “specified domestic entities” are domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets. Generally, specified domestic entities are certain closely held corporations and partnerships that meet passive income or passive asset tests and, with certain exceptions, domestic trusts that have a specified individual as a current beneficiary and exceed the reporting threshold. Specified foreign financial assets include any depository or custodial account held at a foreign financial institution; any debt or equity interest in a foreign financial institution if such interest is not regularly traded on an established securities market; and, if not held at a financial institution, (1) any stock or security issued by a non-U.S. person, (2) any financial instrument or contract held for investment where the issuer or counterparty is a non-U.S. person, and (3) any interest in an entity which is a non-U.S. person.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder. Specified domestic entities are not required to file Form 8938 until the proposed regulations are final. Pursuant to a recent IRS Notice, reporting by domestic entities of interests in specified foreign financial assets will not be required before the date specified by final regulations, which will not be earlier than taxable years beginning after December 31, 2012. Penalties apply to any failure to file IRS Form 8938. Additionally, in the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your own tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup Withholding and Information Reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion. A holder of the securities may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption.

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SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The agent for this offering, CSSU, is our affiliate. We intend to sell a portion of the ETNs on the Inception Date to investors at 100% of their stated principal amount. We will receive proceeds equal to 100% of the offering price of ETNs sold on the Inception Date. After the Inception Date, additional ETNs may be issued and sold from time to time based on the indicative value of the ETNs at that time, through CSSU, acting as principal or as our agent, to investors and to dealers acting as principals for resale to investors. Sales of the ETNs after the Inception Date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We may also sell ETNs to CSSU for sale directly to investors or for the purpose of lending the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by borrowing or purchasing ETNs from us or our affiliates. If these activities are commenced, they may be discontinued at any time.

We may deliver ETNs against payment therefor on a date that is greater than three Business Days following the date of sale of any ETNs. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three Business Days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in ETNs that are to be issued more than three Business Days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

CSSU and any other agent in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of ETNs.

Broker-dealers may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This pricing supplement (including the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) in short sale transactions.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from one of our affiliates, may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

CSSU or another FINRA member, will provide certain services relating to the distribution of the ETNs and may be paid a fee for its services equal to all, or a portion of, the Investor Fee. CSSU may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the Investor Fee paid to CSSU or such other FINRA member will be paid on a periodic basis over the term of the ETNs. Although CSSU will not receive any discounts in connection with such sales, CSSU is expected to charge normal commissions for the purchase of any such ETNs. Any distribution of the ETNs in which CSSU participates will conform to the requirements of FINRA Rule 5121. CSSU will act as our agent in connection with any repurchases at the investor’s option and may charge investors an Early Redemption Charge of up to 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date for each ETN repurchased at the investor’s option. The amount of the fees paid in connection with the ETNs that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the ETNs.

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BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986 (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA) by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and Credit Suisse International, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the ETNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of ETNs and related lending transactions, provided that neither the issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the ETNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

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LEGAL MATTERS

Latham & Watkins LLP has acted as special counsel to the agent.  Milbank, Tweed, Hadley & McCloy LLP has acted as special tax counsel to the issuer.

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ANNEX A

FORM OF OFFER FOR REDEMPTION

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:______________
[insert date]

Credit Suisse AG (“Credit Suisse”)

E-mail: list.etndesk@credit-suisse.com

Re:	Credit Suisse Commodity Rotation Exchange Traded Notes due June 15, 2033 Linked to the Credit Suisse Commodity Backwardation Total Return Index (the “ETNs”)

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to Credit Suisse the right to redeem the ETNs, as described in the Pricing Supplement dated June , 2013, in the amounts and on the date set forth below.

Name of beneficial holder:	_______________________________
[insert name of beneficial owner]

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 50,000 ETNs and integral multiples of 50,000 ETNs in excess thereof. The trading day immediately succeeding the date you offered your ETNs for redemption will be the valuation date applicable to such redemption.):

[insert number of ETNs offered for redemption by Credit Suisse]

Applicable valuation date:	,	20
Applicable redemption date:	,	20
	[insert a date that is three business days following the applicable valuation date]

Contact Name:
[insert the name of a person or entity to be contacted with respect to this Offer for Redemption]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I

A-1

acknowledge that the ETNs specified above will not be redeemed unless (i) this Offer for Redemption, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to Credit Suisse, (ii) the DTC Participant has booked a “delivery versus payment” (“DVP”) trade on the applicable valuation date facing Credit Suisse, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to Credit Suisse as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date.  I also acknowledge that if this Offer for Redemption is received after 4:00 p.m., New York City time, on a business day, I will be deemed to have made this Offer for Redemption on the following business day.

The undersigned acknowledges that Credit Suisse will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for redemption set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO CREDIT SUISSE BY 4:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

A-2

BROKER’S CONFIRMATION OF REDEMPTION

[PART B: TO BE COMPLETED BY BROKER]

Dated: ________________
[insert date]

Credit Suisse AG (“Credit Suisse”)

Re:	Credit Suisse Commodity Rotation Exchange Traded Notes due June 15, 2033 Linked to the Credit Suisse Commodity Backwardation Total Return Index (the “ETNs”)

Ladies and Gentlemen:

The undersigned holder of Exchange Traded Notes due June 15, 2033 Linked to the Credit Suisse Commodity Backwardation Total Return Index, issued by Credit Suisse, acting through its Nassau Branch, CUSIP No. 22542D456 (the “ETNs”) hereby irrevocably offers to Credit Suisse the right to redeem, on the Redemption Date of ____________, with respect to the number of the ETNs indicated below as described in the Pricing Supplement dated June , 2013 relating to the ETNs (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery versus payment trade on the valuation date with respect to the number of ETNs specified below at a price per ETN equal to the redemption value, facing Credit Suisse, DTC #355 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the redemption date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid (50,000 ETNs and integral multiples of 50,000 ETNs in excess thereof)). The trading day immediately succeeding the date you offered your ETNs for redemption will be the valuation date applicable to such redemption.):

 DTC # (and any relevant sub-account):

A-3

$100,000,000

Credit Suisse AG,

Acting through its Nassau Branch

Credit Suisse Commodity Rotation Exchange Traded Notes

due June 15, 2033

Linked to the Credit Suisse Commodity Backwardation Total Return Index

June     , 2013

Credit Suisse